Exhibit 10.2

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment No. 4”), dated as of June 3, 2013, to that certain Credit Agreement, dated as of June 1, 2011 and as amended by Amendment No. 1 dated as of August 8, 2012, the Additional Credit Extension Amendment dated as of August 13, 2012, Amendment No. 2 dated as of November 6, 2012, Amendment No. 3 dated as of February 15, 2013 and the Additional Credit Extension Amendment dated as of February 20, 2013, as amended, supplemented and in effect from time to time (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement), among SELECT MEDICAL HOLDINGS CORPORATION (“Holdings”), SELECT MEDICAL CORPORATION (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent” and the “Collateral Agent,” respectively), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and GOLDMAN SACHS BANK USA, as Co-Syndication Agents, MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, and the several banks and other financial institutions from time to time party thereto as lenders (the “Lenders”).

W I T N E S S E T H:

WHEREAS, Section 9.02 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

WHEREAS, (i) each Amendment No. 4 Consenting Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, (x) to have the entire principal amount of its outstanding Tranche B Term Loan (other than any Series B Tranche B Term Loans), if any, converted into a like principal amount of a Series C Tranche B Term Loan (as defined in Exhibit A) effective as of the Amendment No. 4 Effective Date (as defined below) and (y) to consent to the extension of its outstanding Revolving Commitments and Revolving Loans, if any, on the terms set forth in Exhibit A and (ii) if not all Tranche B Lenders are Amendment No. 4 Consenting Lenders, the Additional Series C Tranche B Term Lender has agreed to make an additional Series C Tranche B Term Loan in a principal amount equal to the outstanding principal amount of Tranche B Term Loans (other than any Series B Tranche B Term Loans) held on the Amendment No. 4 Effective Date by Lenders that are not Amendment No. 4 Consenting Lenders, the proceeds of which shall be applied to repay in full the Tranche B Term Loans (other than any Series B Tranche B Term Loans) of such non-consenting Lenders;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE.  Amendments.  The Credit Agreement is, effective as of the Amendment No. 4 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.  The Lenders hereby also consent to such amendments to the Security Documents as are contemplated by the Credit Agreement (as amended hereby).  Any previously issued Notes, if any, evidencing Converted Tranche B Term Loans are amended to reflect the terms and conditions evidencing the Series C Tranche B Term Loans.  The Lenders hereby consent to the amendment of the Guarantee and Collateral Agreement among the Loan Parties and the Collateral Agent dated as of June 1, 2011 to add the following as a new Section 2.11:

“2.11                  Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under its Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.11, or otherwise under its Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this section shall remain in full force and effect until its Guarantee is terminated or released in accordance with Section 7.13.  Each Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

SECTION TWO.  Conditions to Effectiveness.  This Amendment No. 4 shall become effective as of the date (the “Amendment No. 4 Effective Date”) when, and only when, the following conditions have been satisfied:

(i)                                     this Amendment No. 4 shall have been executed and delivered by the Borrower, Holdings, the other Loan Parties, the Required Lenders, each Revolving Lender and the Administrative Agent;

(ii)                                  the Administrative Agent, the Borrower and the Additional Series C Tranche B Term Lender (as defined in Exhibit A) shall have entered into the Additional Series C Tranche B Term Joinder Agreement;

(iii)                               the Administrative Agent shall have received copies of the resolutions of the board of directors (or authorized committee thereof) of (x) Holdings, (y) the Borrower and (z) each Subsidiary Loan Party approving and authorizing the execution, delivery and performance of this Amendment No. 4, certified as of the Amendment No. 4 Effective Date by the corporate secretary or an assistant secretary thereof as being in full force and effect without modification or amendment;

(iv)                              the Administrative Agent shall have received a legal opinion dated the Amendment No. 4 Effective Date from Dechert LLP in form and substance reasonably satisfactory to the Arrangers and the Administrative Agent;

(v)                                 the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof (both before and after giving effect to the effectiveness of Amendment No. 4) with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that the

2

solvency representation will be deemed to have been made on the Amendment No. 4 Effective Date after giving effect to the effectiveness of Amendment No. 4);

(vi)                              to the extent not previously delivered, each Additional Series B Tranche B Term Lender and the Administrative Agent shall have received at least 3 business days prior to the date hereof all documentation and other information about the Borrower and the Subsidiary Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested in writing at least 5 business days prior to the date hereof;

(vii)                           the Administrative Agent shall have received a Borrowing Request in respect of the Series C Tranche B Term Loans as required by Section 2.03 of the Credit Agreement;

(viii)                        immediately prior to and after giving effect to the effectiveness of Amendment No. 4, no Default has occurred or is continuing or shall result from the effectiveness of Amendment No. 4;

(ix)                              the Administrative Agent shall have received payment of all fees and out-of-pocket expenses required to be paid or reimbursed by Borrower as separately agreed by Borrower and J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman Sachs Lending Partners LLC (“Goldman”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”), Morgan Stanley Senior Funding, Inc. (“MS”), Wells Fargo Securities, LLC (“Wells”) and RBC Capital Markets, LLC (“RBC” and together with J.P. Morgan, Goldman, ML, MS and Wells, collectively, the “Arrangers”), and reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document, in each case to the extent such out-of-pocket expenses have been invoiced; and

(x)                                 to the extent not previously delivered, (i) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance, if appli cable, duly executed by the Borrower and each Loan Party relating thereto) and (ii) the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.07 of the Credit Agreement including, without limitation, flood insurance policies (to the extent required in order to comply with applicable law) and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent;

SECTION THREE.  Representations and Warranties.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment No. 4, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment No. 4, and both before and after giving effect to the transactions contemplated by this Amendment No. 4:

(a)                                 no Default or Event of Default has occurred and is continuing;

(b)                                 the entry into this Amendment No. 4 by (x) Holdings, (y) the Borrower and (z) each other Loan Party has been duly authorized by all necessary corporate or other action of each such entity; and

3

(c)                                  each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, in all material respects as of such specific date).

SECTION FOUR.  Post-Closing Covenant.  Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Loan Document, Borrower hereby agrees with the Administrative Agent to deliver, on or before the date that is:

i.                                          30 days after the Amendment No. 4 Effective Date (or such longer period of time as may be agreed by the Administrative Agent in its sole discretion), with respect to each Mortgaged Property:

(A)                                           an amendment to each existing Mortgage (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent and otherwise approved by the applicable local counsel for filing in the appropriate jurisdiction; and

(B)                                           with respect to each Mortgage Amendment, a datedown endorsement to each existing mortgage title policy (if such endorsement is not available in the jurisdiction, a title search and modification endorsement in lieu thereof) (each, a “Datedown Endorsement,” collectively, the “Datedown Endorsements”) relating to the Mortgaged Property subject to such Mortgage insuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties and that there are no Liens of record in violation of the provisions of the Loan Documents, and such Datedown Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION FIVE.  Reference to and Effect on the Loan Documents.  On and after the Amendment No. 4 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 4.  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 4, are and shall continue to be in full force and effect.  The execution, delivery and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION SIX.  Reaffirmation.  Each Loan Party (x) hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 4 and the transactions contemplated hereby, (y) by its signature below, hereby affirms and confirms (a) its obligations under each of the Loan Documents

4

to which it is a party, and (b) the pledge of and/or grant of a security interest in its assets which are Collateral to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant shall continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents and (z) acknowledges and agrees that each of the Loan Documents in existence as of the date hereof shall be henceforth read and construed in accordance with and so as to give full force and effect to the ratifications, confirmations, acknowledgements and agreements made herein.

SECTION SEVEN.  Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 4 and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION EIGHT.  Execution in Counterparts.  This Amendment No. 4 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment No. 4 by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 4.

SECTION NINE.  Governing Law.  THIS AMENDMENT NO. 4 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT NO. 4 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

5

SELECT MEDICAL CORPORATION, as the Borrower

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

SELECT MEDICAL HOLDINGS CORPORATION

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

[Amendment No. 4]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Tony Wong
	Name:	Tony Wong
	Title:	Vice President

[Amendment No. 4]

SCHEDULE I
TO AMENDMENT NO. 4

SUBSIDIARY LOAN PARTIES

Group 1

1.                                                              Advantage Rehabilitation Clinics, Inc.

2.                                                              American Transitional Hospitals, Inc.

3.                                                              Baseline Rehabilitation, Inc.

4.                                                              C.E.R. - West, Inc.

5.                                                              Community Rehab Centers of Massachusetts, Inc.

6.                                                              Crowley Physical Therapy Clinic, Inc.

7.                                                              Dade Prosthetics & Orthotics, Inc.

8.                                                              Douglas Avery & Associates, Ltd.

9.                                                              Eagle Rehab Corporation

10.                                                       Fine, Bryant & Wah, Inc.

11.                                                       Georgia Physical Therapy, Inc.

12.                                                       Gulf Breeze Physical Therapy, Inc.

13.                                                       Hospital Holdings Corporation

14.                                                       Indianapolis Physical Therapy and Sports Medicine, Inc.

15.                                                       Intensiva Healthcare Corporation

16.                                                       Intensiva Hospital of Greater St. Louis, Inc.

17.                                                       Johnson Physical Therapy, Inc.

18.                                                       Joyner Sportsmedicine Institute, Inc.

19.                                                       Kentucky Rehabilitation Services, Inc.

20.                                                       Kessler Institute for Rehabilitation, Inc.

21.                                                       Kessler Orthotic & Prosthetic Services, Inc.

22.                                                       Kessler Rehab Centers, Inc.

23.                                                       Kessler Rehabilitation Corporation

24.                                                       Kessler Rehabilitation Services, Inc.

25.                                                       Madison Rehabilitation Center, Inc.

26.                                                       Metro Rehabilitation Services, Inc.

27.                                                       Metro Therapy, Inc.

28.                                                       New England Rehabilitation Center of Southern New Hampshire, Inc.

29.                                                       NovaCare Occupational Health Services, Inc.

30.                                                       NovaCare Outpatient Rehabilitation East, Inc.

31.                                                       NovaCare Outpatient Rehabilitation, Inc.

32.                                                       NovaCare Rehabilitation of Ohio, Inc.

33.                                                       NovaCare Rehabilitation, Inc.

34.                                                       Pacific Rehabilitation & Sports Medicine, Inc.

35.                                                       PR Acquisition Corporation

36.                                                       Pro Active Therapy of North Carolina, Inc.

37.                                                       Pro Active Therapy of South Carolina, Inc.

38.                                                       Pro Active Therapy of Virginia, Inc.

39.                                                       Pro Active Therapy, Inc.

40.                                                       Professional Sports Care Management, Inc.

41.                                                       Professional Therapeutic Services, Inc.

42.                                                       Professional Therapy Systems, Inc.

43.                                                       PTSMA, Inc.

44.                                                       RCI (Michigan), Inc.

45.                                                       RCI (WRS), Inc.

46.                                                       Regency Management Company, Inc.

47.                                                       Rehab Provider Network - East I, Inc.

48.                                                       Rehab Provider Network - East II, Inc.

49.                                                       Rehab Provider Network - Indiana, Inc.

50.                                                       Rehab Provider Network - New Jersey, Inc.

51.                                                       Rehab Provider Network - Pennsylvania, Inc.

52.                                                       Rehab Provider Network of Colorado, Inc.

53.                                                       Rehab Provider Network of Florida, Inc.

54.                                                       Rehab Provider Network of New Mexico, Inc.

55.                                                       Rehab Provider Network of North Carolina, Inc.

56.                                                       Rehab Provider Network of South Carolina, Inc.

57.                                                       Rehab Provider Network of Texas, Inc.

58.                                                       Rehab Provider Network of Virginia, Inc.

59.                                                       Rehab Provider Network-Michigan, Inc.

60.                                                       Rehab Provider Network-Ohio, Inc.

61.                                                       RehabClinics (GALAXY), Inc.

62.                                                       RehabClinics (PTA), Inc.

63.                                                       RehabClinics (SPT), Inc.

64.                                                       RehabClinics, Inc.

65.                                                       Rehabilitation Center of Washington, D.C., Inc.

66.                                                       RPN of NC, Inc.

67.                                                       S.T.A.R.T., Inc.

68.                                                       Select Employment Services, Inc.

69.                                                       Select Hospital Investors, Inc.

70.                                                       Select Medical of Kentucky, Inc.

71.                                                       Select Medical of Maryland, Inc.

72.                                                       Select Medical of New York, Inc.

73.                                                       Select Medical Rehabilitation Clinics, Inc.

74.                                                       Select Medical Rehabilitation Services, Inc.

75.                                                       Select NovaCare - KOP, Inc.

76.                                                       Select NovaCare - PBG, Inc.

77.                                                       Select NovaCare - PIT, Inc.

78.                                                       Select Physical Therapy Holdings, Inc.

79.                                                       Select Physical Therapy Network Services, Inc.

80.                                                       Select Physical Therapy of Chicago, Inc.

81.                                                       Select Physical Therapy Orthopedic Services, Inc.

82.                                                       Select Provider Networks, Inc.

83.                                                       Select Rehabilitation Hospital - Hershey, Inc.

84.                                                       Select Specialty Hospital - Ann Arbor, Inc.

85.                                                       Select Specialty Hospital - Arizona, Inc.

86.                                                       Select Specialty Hospital - Augusta, Inc.

87.                                                       Select Specialty Hospital - Beech Grove, Inc.

88.                                                       Select Specialty Hospital - Charleston, Inc.

89.                                                       Select Specialty Hospital - Cincinnati, Inc.

90.                                                       Select Specialty Hospital - Colorado Springs, Inc.

91.                                                       Select Specialty Hospital - Columbus, Inc.

92.                                                       Select Specialty Hospital - Conroe, Inc.

93.                                                       Select Specialty Hospital - Dallas, Inc.

94.                                                       Select Specialty Hospital - Danville, Inc.

95.                                                       Select Specialty Hospital - Denver, Inc.

96.                                                       Select Specialty Hospital - Durham, Inc.

97.                                                       Select Specialty Hospital - Erie, Inc.

98.                                                       Select Specialty Hospital - Evansville, Inc.

99.                                                       Select Specialty Hospital - Flint, Inc.

100.                                                Select Specialty Hospital - Fort Smith, Inc.

101.                                                Select Specialty Hospital - Fort Wayne, Inc.

102.                                                Select Specialty Hospital - Gainesville, Inc.

103.                                                Select Specialty Hospital - Greensboro, Inc.

104.                                                Select Specialty Hospital - Grosse Pointe, Inc.

105.                                                Select Specialty Hospital - Jackson, Inc.

106.                                                Select Specialty Hospital - Johnstown, Inc.

107.                                                Select Specialty Hospital - Kalamazoo, Inc.

108.                                                Select Specialty Hospital - Kansas City, Inc.

109.                                                Select Specialty Hospital - Knoxville, Inc.

110.                                                Select Specialty Hospital - Laurel Highlands, Inc.

111.                                                Select Specialty Hospital - Lexington, Inc.

112.                                                Select Specialty Hospital - Little Rock, Inc.

113.                                                Select Specialty Hospital - Longview, Inc.

114.                                                Select Specialty Hospital - Macomb County, Inc.

115.                                                Select Specialty Hospital - Madison, Inc.

116.                                                Select Specialty Hospital - McKeesport, Inc.

117.                                                Select Specialty Hospital - Memphis, Inc.

118.                                                Select Specialty Hospital - Midland, Inc.

119.                                                Select Specialty Hospital - Milwaukee, Inc.

120.                                                Select Specialty Hospital - Nashville, Inc.

121.                                                Select Specialty Hospital - North Knoxville, Inc.

122.                                                Select Specialty Hospital - Northeast New Jersey, Inc.

123.                                                Select Specialty Hospital - Northeast Ohio, Inc.

124.                                                Select Specialty Hospital - Northwest Detroit, Inc.

125.                                                Select Specialty Hospital - Oklahoma City, Inc.

126.                                                Select Specialty Hospital - Omaha, Inc.

127.                                                Select Specialty Hospital - Orlando, Inc.

128.                                                Select Specialty Hospital - Palm Beach, Inc.

129.                                                Select Specialty Hospital - Panama City, Inc.

130.                                                Select Specialty Hospital - Pensacola, Inc.

131.                                                Select Specialty Hospital - Phoenix, Inc.

132.                                                Select Specialty Hospital - Pittsburgh/UPMC, Inc.

133.                                                Select Specialty Hospital - Pontiac, Inc.

134.                                                Select Specialty Hospital - Quad Cities, Inc.

135.                                                Select Specialty Hospital - Saginaw, Inc.

136.                                                Select Specialty Hospital - San Antonio, Inc.

137.                                                Select Specialty Hospital - Savannah, Inc.

138.                                                Select Specialty Hospital - Sioux Falls, Inc.

139.                                                Select Specialty Hospital - South Dallas, Inc.

140.                                                Select Specialty Hospital - Springfield, Inc.

141.                                                Select Specialty Hospital - Tallahassee, Inc.

142.                                                Select Specialty Hospital - Topeka, Inc.

143.                                                Select Specialty Hospital - TriCities, Inc.

144.                                                Select Specialty Hospital - Tulsa, Inc.

145.                                                Select Specialty Hospital - Western Michigan, Inc.

146.                                                Select Specialty Hospital - Western Missouri, Inc.

147.                                                Select Specialty Hospital - Wichita, Inc.

148.                                                Select Specialty Hospital - Wilmington, Inc.

149.                                                Select Specialty Hospital - Winston-Salem, Inc.

150.                                                Select Specialty Hospital - Youngstown, Inc.

151.                                                Select Specialty Hospital - Zanesville, Inc.

152.                                                Select Specialty Hospitals, Inc.

153.                                                Select Subsidiaries, Inc.

154.                                                Select Synergos, Inc.

155.                                                Select Transport, Inc.

156.                                                Select Unit Management, Inc.

157.                                                SemperCare, Inc.

158.                                                Sports & Orthopedic Rehabilitation Services, Inc.

159.                                                The Rehab Group, Inc.

160.                                                Theraworks, Inc.

161.                                                Victoria Healthcare, Inc.

Group 2

162.                                                SelectMark, Inc.

163.                                                SLMC Finance Corporation

Group 3

164.                                                Select Physical Therapy of Albuquerque, Ltd.

165.                                                Select Physical Therapy of Birmingham, Ltd.

166.                                                Select Physical Therapy of Blue Springs Limited Partnership

167.                                                Select Physical Therapy of Cave Springs Limited Partnership

168.                                                Select Physical Therapy of Colorado Springs Limited Partnership

169.                                                Select Physical Therapy of Connecticut Limited Partnership

170.                                                Select Physical Therapy of Denver, Ltd.

171.                                                Select Physical Therapy of Green Bay Limited Partnership

172.                                                Select Physical Therapy of Illinois Limited Partnership

173.                                                Select Physical Therapy of Kendall, Ltd.

174.                                                Select Physical Therapy of Knoxville Limited Partnership

175.                                                Select Physical Therapy of Lorain Limited Partnership

176.                                                Select Physical Therapy of Louisville, Ltd.

177.                                                Select Physical Therapy of Portola Valley Limited Partnership

178.                                                Select Physical Therapy of Scottsdale Limited Partnership

179.                                                Select Physical Therapy of St. Louis Limited Partnership

180.                                                Select Physical Therapy of West Denver Limited Partnership

181.                                                Select Physical Therapy Texas Limited Partnership

Group 4

182.                                                Select Physical Therapy of Ohio Limited Partnership

183.                                                Select Physical Therapy Limited Partnership for Better Living

Group 5

184.                                                Regency Hospital of Odessa, LLLP

Group 6

185.                                                Regency Hospital Company of Macon, L.L.C.

186.                                                Regency Hospital Company of Meridian, L.L.C.

187.                                                Regency Hospital Company of South Atlanta, L.L.C.

188.                                                Regency Hospital Company of South Carolina, L.L.C.

189.                                                Regency Hospital of Cincinnati, LLC

190.                                                Regency Hospital of Columbus, LLC

191.                                                Regency Hospital of Covington, LLC

192.                                                Regency Hospital of Greenville, LLC

193.                                                Regency Hospital of Jackson, LLC

194.                                                Regency Hospital of Minneapolis, LLC

195.                                                Regency Hospital of North Central Ohio, LLC

196.                                                Regency Hospital of North Dallas Holdings, LLC

197.                                                Regency Hospital of Northwest Arkansas, LLC

198.                                                Regency Hospital of Northwest Indiana, LLC

199.                                                Regency Hospital of Southern Mississippi, LLC

200.                                                Regency Hospital of Toledo, LLC

201.                                                Regency Hospital of Odessa Limited Partner, LLC

202.                                                Regency Hospital of Fort Worth Holdings, LLC

Group 7

203.                                                Kessler Professional Services, LLC

204.                                                Argosy Health, LLC

205.                                                Select Medical Property Ventures, LLC

206.                                                Select Specialty Hospital — Northern Kentucky, LLC

207.                                                Select Specialty Hospital — Tulsa/Midtown, LLC

208.                                                West Gables Rehabilitation Hospital, LLC

209.                                                GP Therapy, L.L.C.

210.                                                The Rehab Group — Murfreesboro, LLC

211.                                                Regency Hospital Company, L.L.C.

212.                                                Regency Hospitals, LLC

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

consisting of a

$~~850,000,000~~
300,000,000
Series B Tranche B Term Loan Facility

a

$521,062,500
Series C Tranche B Term Loan Facility

and a

$300,000,000
Revolving Credit Facility

dated as of

June ~~1, 2011,~~3, 2013,

among

SELECT MEDICAL HOLDINGS CORPORATION,
as Holdings

SELECT MEDICAL CORPORATION,
as the Borrower

The Lenders Party Hereto from Time to Time

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and
GOLDMAN SACHS BANK USA,
as Co- Syndication Agents

and

MORGAN STANLEY SENIOR FUNDING, INC., and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,
GOLDMAN SACHS LENDING PARTNERS LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.
WELLS FARGO SECURITIES, LLC, and

RBC CAPITAL MARKETS, LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	~~2~~1
SECTION 1.02.	Classification of Loans and Borrowings	~~30~~32
SECTION 1.03.	Terms Generally	~~30~~32
SECTION 1.04.	Accounting Terms; GAAP	~~30~~32
SECTION 1.05.	Specified Transactions	~~31~~33
SECTION 1.06.	Effect of this Agreement on the Original Credit Agreement and the Other Existing Loan Documents	33

ARTICLE II

The Credits

SECTION 2.01.	Commitments ~~31~~ and Extension Requests	33
SECTION 2.02.	Loans and Borrowings	~~31~~34
SECTION 2.03.	Requests for Borrowings	~~32~~34
SECTION 2.04.	Swingline Loans	~~33~~35
SECTION 2.05.	Letters of Credit	~~34~~36
SECTION 2.06.	Funding of Borrowings	~~37~~40
SECTION 2.07.	Interest Elections	~~38~~41
SECTION 2.08.	Termination and Reduction of Commitments	~~39~~42
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~39~~42
SECTION 2.10.	Amortization of Tranche B Term Loans	~~40~~43
SECTION 2.11.	Prepayment of Loans	~~41~~45
SECTION 2.12.	Fees	~~43~~46
SECTION 2.13.	Interest	~~44~~48
SECTION 2.14.	Alternate Rate of Interest	~~45~~49
SECTION 2.15.	Increased Costs	~~45~~49
SECTION 2.16.	Break Funding Payments	~~46~~50
SECTION 2.17.	Taxes	~~47~~51
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~48~~53
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~50~~54
SECTION 2.20.	Incremental Extensions of Credit	~~51~~55
SECTION 2.21.	Extended Term Loans and Extended Revolving Commitments~~.~~	~~52~~ 56
SECTION 2.22.	Defaulting Lenders	~~53~~58

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Power	~~55~~60
SECTION 3.02.	Authorization; Enforceability	~~55~~60
SECTION 3.03.	Governmental Approvals; No Conflicts	~~55~~60
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~56~~61

i

Page

SECTION 3.05.	Properties	~~56~~61
SECTION 3.06.	Litigation and Environmental Matters	~~57~~62
SECTION 3.07.	Compliance with Laws and Agreements	~~57~~62
SECTION 3.08.	Investment and Holding Company Status	~~57~~62
SECTION 3.09.	Taxes	~~58~~62
SECTION 3.10.	ERISA	~~58~~62
SECTION 3.11.	Disclosure	~~58~~63
SECTION 3.12.	Subsidiaries	~~58~~63
SECTION 3.13.	Insurance	~~58~~63
SECTION 3.14.	Labor Matters	~~58~~63
SECTION 3.15.	Solvency	~~59~~63
SECTION 3.16.	Federal Reserve Regulations	~~59~~63
SECTION 3.17.	Reimbursement from Third Party Payors	~~59~~64
SECTION 3.18.	Fraud and Abuse	~~59~~64
SECTION 3.19.	USA PATRIOT Act, Etc.	~~60~~64

ARTICLE IV

Conditions

SECTION 4.01.	~~Effective Date 60~~[Reserved]	65
SECTION 4.02.	Each Credit Event	~~62~~65

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	~~62~~65
SECTION 5.02.	Notices of Material Events	~~64~~67
SECTION 5.03.	Information Regarding Collateral	~~65~~68
SECTION 5.04.	Existence; Conduct of Business	~~65~~68
SECTION 5.05.	Payment of Obligations	~~65~~68
SECTION 5.06.	Maintenance of Properties	~~66~~69
SECTION 5.07.	Insurance	~~66~~69
SECTION 5.08.	Casualty and Condemnation	~~66~~69
SECTION 5.09.	Books and Records; Inspection and Audit Rights	~~66~~69
SECTION 5.10.	Compliance with Laws	~~66~~70
SECTION 5.11.	Use of Proceeds and Letters of Credit	~~67~~70
SECTION 5.12.	Additional Subsidiaries; Succeeding Holdings	~~67~~70
SECTION 5.13.	Further Assurances	~~67~~70
SECTION 5.14.	Post-Closing Matters	~~68~~71

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness; Certain Equity Securities	~~68~~71
SECTION 6.02.	Liens	~~70~~73
SECTION 6.03.	Fundamental Changes	~~72~~74
SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	~~72~~75
SECTION 6.05.	Asset Sales	~~75~~77

Page

SECTION 6.06.	Sale and Leaseback Transactions	~~76~~78
SECTION 6.07.	Swap Agreements	~~76~~79
SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness	~~76~~79
SECTION 6.09.	Transactions with Affiliates	~~78~~81
SECTION 6.10.	Restrictive Agreements	~~80~~83
SECTION 6.11.	Amendment of Material Documents	~~80~~83
SECTION 6.12.	[Reserved]	~~80~~83
SECTION 6.13.	Leverage Ratio	~~80~~83
SECTION 6.14.	Maximum Capital Expenditures	~~82~~85

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	~~82~~85
SECTION 7.02.	Borrower’s Right to Cure	~~85~~88
SECTION 7.03.	Exclusion of Immaterial Subsidiaries	~~85~~88

ARTICLE VIII

The Agents

SECTION 8.01.	The Agents	~~86~~89

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	~~87~~91
SECTION 9.02.	Waivers; Amendments	~~88~~92
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~91~~95
SECTION 9.04.	Successors and Assigns	~~92~~96
SECTION 9.05.	Survival	~~95~~99
SECTION 9.06.	Counterparts; Integration; Effectiveness	~~96~~99
SECTION 9.07.	Severability	~~96~~100
SECTION 9.08.	Right of Setoff	~~96~~100
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~96~~100
SECTION 9.10.	WAIVER OF JURY TRIAL	~~97~~101
SECTION 9.11.	Headings	~~97~~101
SECTION 9.12.	Confidentiality	~~97~~101
SECTION 9.13.	Interest Rate Limitation	~~98~~101
SECTION 9.14.	USA Patriot Act	~~98~~102
SECTION 9.15.	Release of Collateral	~~98~~102
SECTION 9.16.	No Fiduciary Duty	~~98~~102

SCHEDULES:

Schedule 1.01	— Mortgaged Property
Schedule 2.01	— Commitments
Schedule 2.05	— Existing Letters of Credit
Schedule 3.05	— Real Property
Schedule 3.06	— Litigation and Environmental Matters
Schedule 3.12	— Subsidiaries
Schedule 3.13	— Insurance
Schedule 4.01	— Local Counsel Jurisdictions
Schedule 5.14	— Post-Closing Matters
Schedule 6.01	— Existing Indebtedness
Schedule 6.02	— Existing Liens
Schedule 6.04	— Existing Investments
Schedule 6.05	— Asset Sales
Schedule 6.09	— Existing Transactions with Affiliates
Schedule 6.10	— Existing Restrictions

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Opinion of Dechert LLP
Exhibit B-2	— Form of Opinion of Local Counsel
Exhibit C	— Form of Collateral Agreement
Exhibit D	— Form of Perfection Certificate
Exhibit E	— Form of Borrowing Request
Exhibit F	— Form of Interest Election Request
Exhibit G	— Form of First Lien Intercreditor Agreement
Exhibit H	— Form of IRPTL Waiver and Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of June ~~1, 2011,~~3, 2013, among SELECT MEDICAL HOLDINGS CORPORATION, a Delaware corporation, SELECT MEDICAL CORPORATION, a Delaware corporation, the LENDERS party hereto from time to time and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

The Borrower ~~and the Subsidiaries will (a) repay all amounts outstanding under the Borrower’s existing Credit Agreement dated as of February 24, 2005 (as amended and supplemented from time to time, the “Existing Credit Agreement”), by and among Holdings, the Borrower, certain of its subsidiaries, the banks and financial institutions named as lenders therein, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and the other parties thereto, and the Borrower will terminate all commitments thereunder and all liens in respect thereof shall be released; (b) the Borrower will consummate a debt tender offer in respect of the Borrower’s 75/8% Senior Subordinated Notes due 2015 (the “Existing Subordinated Notes”), pursuant to which the Borrower will repurchase at least $266,500,000 in aggregate principal amount of the Existing Subordinated Notes, all in accordance with the Offer to Purchase and Consent Solicitation Statement dated April 25, 2011 (as subsequently amended), and the related Consent and Letter of Transmittal dated April 25, 2011 (as subsequently amended) (the “Debt Tender Offer”) (or, if such amount of Existing Subordinated Notes is not purchased in such offer, redeem an amount of such Existing Subordinated Notes such that at least $266,500,000 in aggregate principal amount is repurchased or redeemed); (c) Holdings will redeem all of its outstanding 10.00% Senior Subordinated Notes due 2015 (the “Holdings Senior Subordinated Notes”); and (d) the Borrower and the Subsidiaries will pay all fees, expenses and other costs (including consent fees, if any) incurred in connection with the foregoing clauses (a) through (c) (together, the “Transaction Costs”).~~, Holdings, the Lenders, the Administrative Agent and the Collateral Agent are party to a credit agreement dated as of June 1, 2011 (as amended by Amendment No. 1 dated as of August 8, 2012, the Additional Credit Extension Amendment dated as of August 13, 2012, Amendment No. 2 dated as of November 6, 2012, Amendment No. 3 dated as of February 15, 2013 and the Additional Credit Extension Amendment dated as of February 20, 2013, the “Original Credit Agreement”).

~~The Borrower has requested that the Lenders extend credit in the form of (a) Tranche B Term Loans (as defined below) on the Effective Date (as defined below) in an aggregate principal amount not to exceed $850,000,000 and (b) Revolving Loans, Swingline Loans and Letters of Credit (each as defined below) at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not to exceed $300,000,000.~~

~~The proceeds of the Tranche B Term Loans and any Revolving Loans borrowed on the Effective Date will be used by the Borrower on the Effective Date, solely (i) to pay the Transaction Costs, (ii) to pay all principal, interest, fees and other amounts outstanding under the Existing Credit Agreement, (iii) to repurchase or redeem a portion of the Existing Subordinated Notes, including any premium payments associated therewith, and (iv) redeem all of the Holdings Senior Subordinated Notes outstanding.  The proceeds of Revolving Loans borrowed after the Effective Date, Swingline Loans and Letters of Credit will be used by the Borrower for working capital and general corporate purposes (including Permitted Acquisitions)~~

Pursuant to Amendment No. 4, dated as of the date hereof (“Amendment No. 4”), the parties thereto have agreed to amend and restate in its entirety the Original Credit Agreement and replace it in its entirety with this Agreement.

The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                              Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2018 Extended Revolving Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of (a) the 2018 Extended Revolving Maturity Date and (b) the date of termination of the 2018 Extended Revolving Commitments.

“2018 Extended Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make 2018 Extended Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder on or after the Restatement Effective Date, expressed as an amount representing the maximum possible aggregate amount of such Lender’s 2018 Extended Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The aggregate amount of the Lenders’ 2018 Extended Revolving Commitments on the Restatement Effective Date is set forth on Schedule 2.01.

“2018 Extended Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s 2018 Extended Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“2018 Extended Revolving Lender” means a Lender with a 2018 Extended Revolving Commitment or, if the 2018 Extended Revolving Commitments have terminated or expired, a Lender with 2018 Extended Revolving Exposure.

“2018 Extended Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01.

“2018 Extended Revolving Maturity Date” means March 1, 2018.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) and any other applicable Loan Document providing for any Incremental Term Loans, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, Replacement Term Loans, Extended Term Loans or Extended Revolving Commitments and otherwise satisfactory to the Administrative Agent.

“Additional Lender” has the meaning set forth in Section 2.20.

“Additional Series C Tranche B Term Loan Commitment” means, with respect to the Additional Series C Tranche B Term Lender, its commitment to make a Series C Tranche B Term Loan on the Amendment No. 4 Effective Date in an amount equal to $521,062,500 minus the aggregate principal amount of Converted Tranche B Term Loans of all Lenders.

“Additional Series C Tranche B Term Joinder Agreement” means the joinder agreement dated as of the Amendment No. 4 Effective Date by and among the Borrower, the Administrative Agent and the Additional Series C Tranche B Term Lender.

“Additional Series C Tranche B Term Lender” means the person identified as such in the Additional Series C Tranche B Term Joinder Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for the applicable Class of Loans for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Loan Documents.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Collateral Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents.

“Agreement” means this Amended and Restated Credit Agreement, as the same may be renewed, extended, modified, supplemented, amended or amended and restated from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for the applicable Class of Loans (after giving effect to any applicable minimum rate set forth therein) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt (subject to any minimum rate specified in such definition), the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters ~~BBA Libor Rates~~Screen LIBOR01 Page ~~3750~~ (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 1” means that certain Amendment No. 1 to the Original Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, Holdings, the Administrative Agent and the Collateral Agent, and the other parties thereto.

“Amendment No. 1 Effective Date” means August 8, 2012, the date on which each of the conditions set forth in Section 2 of Amendment No. 1 was satisfied in accordance with its terms.

“Amendment No. 2” means that certain Amendment No. 2 to the Original Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, Holdings, the Administrative Agent and the Collateral Agent, and the other parties thereto.

“Amendment No. 2 Effective Date” means November 6, 2012, the date on which each of the conditions set forth in Section 2 of Amendment No. 2 was satisfied in accordance with its terms.

“Amendment No. 3” means that certain Amendment No. 3 to the Original Credit Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, Holdings, the Administrative Agent and the Collateral Agent, and the other parties thereto.

“Amendment No. 3 Effective Date” means February 15, 2013, the date on which each of the conditions set forth in Section 2 of Amendment No. 3 was satisfied in accordance with its terms.

“Amendment No. 4” has the meaning set forth in the preamble to this Agreement.

“Amendment No. 4 Consenting Lender” means each Lender that provided the Administrative Agent with a counterpart to Amendment No. 4 executed by such Lender.

“Amendment No. 4 Effective Date” has the meaning set forth in Amendment No. 4.

“Applicable Percentage” means, with respect to any Revolving Lender or 2018 Extended Revolving Lender, the percentage of the aggregate Revolving Commitments or 2018 Extended Revolving Commitments represented by such Lender’s Revolving Commitment or 2018 Extended Revolving Commitments; provided that in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender or 2018 Extended Revolving Lender, the percentage of the total Revolving Commitments or 2018 Extended Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment or 2018 Extended Revolving Commitments) represented by such Revolving Lender’s or 2018 Extended Revolving Lender’s Revolving Commitment or 2018 Extended Revolving Commitments.  If the Revolving Commitments or 2018 Extended Revolving Commitments have terminated or expired, the Applicable Percentage of the Revolving Commitments or 2018 Extended Revolving Commitments shall be determined based upon the Revolving Commitments or 2018 Extended Revolving Commitments, as applicable, most recently in effect, giving effect to any assignments that occur thereafter and to any Revolving Lender’s or 2018 Extended Revolving Lender status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day with respect to (a) any ABR Loan or Eurodollar Loan that is a Revolving Loan or 2018 Extended Revolving Loan or (b) the commitment fees payable hereunder in respect of the Revolving Commitments or 2018 Extended Revolving Commitments, as applicable, the applicable rate per annum set forth below under the caption “Revolving Loan ABR Spread”, “Revolving Loan Eurodollar Spread” or “Commitment Fee Rate”, as applicable, in each case, based upon the Leverage Ratio as of the most recent determination date:

Leverage Ratio	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread	Commitment Fee Rate
Category 1 > 3.5x	2.75%	3.75%	0.50%
Category 2 > 3.0x and < 3.5x	2.50%	3.50%	0.50%
Category 3 > 2.5x and < 3.0x	2.25%	3.25%	0.50%
Category 4 > 2.0x and < 2.5x	2.00%	3.00%	0.50%
Category 5 < 2.0x	1.75%	2.75%	0.375%

The Applicable Rate for Series B Tranche B Term Loans shall at all times be ~~3.75~~3.25% per annum for Eurodollar Loans and ~~2.75~~2.25% per annum for ABR Loans.

The Applicable Rate for Series C Tranche B Term Loans shall at all times be 3.00% per annum for Eurodollar Loans and 2.00% per annum for ABR Loans.

For purposes of the foregoing, (a) the Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of Holdings based upon Holdings’ consolidated financial statements delivered pursuant to Section 5.01(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio, for purposes of determining the Applicable Rate, shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arrangers” means J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Amount” means, the sum, without duplication, of:

(a)                                 the sum (determined on a cumulative basis and in no event less than zero) of the Borrower’s Portion of Excess Cash Flow for (i) the period from ~~July~~January 1, ~~2011~~2013 through ~~December~~March 31, ~~2011~~2013 and (ii) all fiscal ~~years~~quarters ending after ~~January~~April 1, ~~2012~~2013; plus

(b)                                 the amount of Net Proceeds actually received by the Borrower from the issuance by Holdings of any Equity Interests (or capital contribution in respect thereof) after the Original Effective Date) other than pursuant to the Cure Right or to the extent Otherwise Applied; plus

(c)                                  the amount of Net Proceeds actually received by the Borrower from the issuance after the Original Effective Date of Qualified Holdings Discount Debt; plus

(d)                                 an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually received by the Borrower or any of the Borrower’s Subsidiaries in cash in respect of any Investments made after the Original Effective Date pursuant to Section 6.04(xviii); plus

(e)                                  $~~100.0~~250.0 million; minus

(f)                                   the sum of (i) the aggregate amount of Investments made after the Original Effective Date pursuant to Section 6.04(xviii), (ii) the aggregate amount of Restricted Payments made after the Amendment No. 2 Effective Date pursuant to Section 6.08(a)(x) and (iii) the aggregate amount of payments made after the Original Effective Date pursuant to Section 6.08(b)(iii)).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower’s Portion of Excess Cash Flow” means, (i) on any date after January 1, 2012 and prior to January 1, 2013, the portion of Excess Cash Flow for the period from July 1, 2011 to December 31, 2011 for which financial statements have been delivered pursuant to Section 5.01 and (ii) on any date after January 1, 2013, the portion of Excess Cash Flow for the immediately preceding full fiscal year of the Borrower for which financial statements have been delivered pursuant to Section 5.01, in each case, that has not been, or is not required to be, applied to prepay Loans pursuant to Section 2.11(d).

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, provided that a written Borrowing Request shall be substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period (and without duplication), (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and any of the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and the Subsidiaries during such period; provided that Capital Expenditures shall not include (i) expenditures to the extent they are made with the Net Proceeds of the issuance by Holdings of Equity Interests (or capital contributions in respect thereof) after the Original Effective Date to the extent not Otherwise Applied or Qualified Holdings Discount Debt, (ii) investments that constitute a portion of the purchase price of a Permitted Acquisition, (iii) expenditures that constitute a reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), and (iv) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment traded in at the time of such purchase and (y) the proceeds of a concurrent sale of used or surplus equipment.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Bank” means any Person that was a Lender or an Affiliate of a Lender (i) on the Original Effective Date and to whom Cash Management Obligations are then owed, (ii) at the time it enters into an agreement with Parent or any Subsidiary with respect to Cash Management Obligations or (iii) at the time the Borrower notifies the Administrative Agent that such Lender and its Affiliates are “Cash Management Banks” hereunder.

“Cash Management Obligations” means obligations owed by Holdings or any Subsidiary to any Lender or any Affiliate of a Lender in respect of (1) any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and (2) Holdings’ or any Subsidiary’s participation in commercial (or purchasing) card programs at the Lender or any Affiliate (“card obligations”).

“CFC” means (i) a “controlled foreign corporation” within the meaning of Section 957(a) of the Code, (ii) any direct subsidiary of an entity described in clause (i) of this definition or (iii) any entity that wholly-owns the Equity Interests of an entity described in clause (i) of this definition and which is disregarded for United States federal income tax purposes as an entity that is separate from its owner, but only so long as such entity has no assets other than the Equity Interests of a CFC and de minimis assets.

“Change in Control” means:

(a)                                 the acquisition of record ownership by any Person other than Holdings of any Equity Interests in the Borrower,

(b)                                 (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the ~~date hereof~~Original Effective Date) other than one or more Permitted Investors of Equity Interests in Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings and (ii) the ownership, directly or indirectly, beneficially or of record, by the Permitted Investors of Equity Interests in Holdings representing in the aggregate a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings than such Person or group,

(c)                                  occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were not (i) nominated by the Board of Directors of Holdings, (ii) appointed by directors so nominated or (iii) nominated by the Permitted Investors or

(d)                                 the occurrence of a “Change of Control”, as defined in ~~any of the Existing Subordinated Notes Documents, the Qualified Holdings Floating Rate Notes Documents,~~ any indenture or other instrument, agreement or other document evidencing or governing any Qualified Holdings Discount Debt or Permitted Debt Securities or any certificate of designations relating to the Qualified Preferred Stock, in each case to the extent then in effect.

“Change in Law” means (a) the adoption of any law, rule or regulation after the ~~date of this Agreement~~Original Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the ~~date of this Agreement~~Original Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the ~~date of this Agreement~~Original Effective Date; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, 2018 Extended Revolving Loans, Tranche B Term Loans, Incremental Term Loans of any series, Extended Term Loans of any series,

Replacement Term Loans of any series or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment ~~or~~, a 2018 Extended Revolving Commitment, a Tranche B Commitment or a Commitment in respect of an Incremental Extension of Credit.

“CLO” has the meaning assigned to such term in Section 9.04(b).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders under this Agreement and any Security Document.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

“Collateral and Guarantee Requirement” means the requirement that:

(a)                                 the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Original Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

(b)                                 all outstanding Equity Interests of (i) the Borrower and (ii) each Subsidiary owned directly by any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)                                  all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)                                 all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by the Collateral Agreement, shall have been executed, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e)                                  the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first-priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02 in amounts reasonably acceptable to the Collateral Agent (not to exceed 100% of the Fair Market Value of such Mortgaged Property in jurisdictions that impose mortgage recording taxes or 110% otherwise), together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and such surveys, appraisals, legal opinions and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

(f)                                   each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding anything to the contrary in this Agreement or any Security Document, no Loan Party shall be required to pledge or grant security interests (i) in particular assets if, in the reasonable judgment of the Administrative Agent or the Collateral Agent, the costs of creating or perfecting such pledges or security interests in such assets (including any mortgage, mortgage recording, stamp, intangibles or other tax) are excessive in relation to the benefits to the Lenders therefrom, (ii) in any owned real property other than Material Real Property or (iii) in any leasehold interests.

“Commitment” means a Revolving Commitment, a 2018 Extended Revolving Commitment, a Tranche B Commitment, any Commitment in respect of an Incremental Extension of Credit or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

~~(a)~~ (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:  (i) consolidated interest expense of the Borrower and its subsidiaries, for such period, (ii) (A) consolidated income tax expense of the Borrower and its subsidiaries for such period and (B) income tax expense of Holdings for such period to the extent paid in such period using the proceeds of Restricted Payments made by the Borrower pursuant to clause (v) of Section 6.08(a), (iii) all amounts attributable to depreciation and amortization expense of the Borrower and its subsidiaries for such period, (iv) any non-cash charges for such period (but excluding (A) any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and (B) any non-cash charge that relates to the write-down or write-off of inventory), (v) any non-recurring fees, cash charges and other cash expenses (A) made or incurred by the Borrower and its subsidiaries in connection with any Permitted Acquisition, including severance, relocation and facilities closing costs, that are paid, accrued or reserved for within 180 days of such transaction or (B) incurred in connection with the issuance of Equity Interests or Indebtedness or the extinguishment of Indebtedness, (vi) ~~any Transaction Costs made or incurred by the Borrower and its subsidiaries in connection with the Transactions that are paid or accrued within 180 days of the consummation of the Transactions~~[reserved], (vii) other cash expenses incurred during such period in connection with a Permitted Acquisition to the extent that such expenses are reimbursed in cash during such period pursuant to indemnification provisions of any agreement relating to such transaction, (viii) fees paid to any Sponsor or Sponsor Affiliate under Section 6.09(h), (ix) Consolidated Net

Income attributable to non-controlling interests of a subsidiary (less the amount of any mandatory cash distribution with respect to any non-controlling interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Borrower or any subsidiary), (x) start-up losses attributable to LTACHs paid under acute care MS-DRGs during their LTACH qualification period in connection with health care facilities acquired in any Permitted Acquisition, not to exceed $10,000,000 in any single acquisition or group of related acquisitions and $15,000,000 in any fiscal year, and (xi) cash expenses incurred during such period in connection with extraordinary casualty events to the extent such expenses are reimbursed in cash by insurance during such period, minus

~~(b)~~ (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period and (ii) any non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP, and

~~(c)~~ (c) (without duplication) plus unrealized losses and minus unrealized gains in each case in respect of Swap Agreements, as determined in accordance with GAAP.

Consolidated EBITDA for the fiscal quarters ended June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011 shall be $95,716,000, $63,857,000, $72,796,000 and $104,178,000, respectively.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from Consolidated Net Income (a) the income of any subsidiary (other than a Consolidated Practice) to the extent that the declaration or payment of dividends or other distributions by such subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Borrower or any subsidiary during such period (unless the income of any subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this proviso), and (b) any gains or losses attributable to sales of assets out of the ordinary course of business and any extraordinary losses or gains.  Notwithstanding the foregoing, (1) the income of any Permitted Joint Venture that is not a subsidiary shall be included in Consolidated Net Income during any four-quarter period only to the extent of the amount of cash dividends or other cash distributions of such income actually paid to the Borrower or any subsidiary prior to the date financial statements are required to be delivered pursuant to Section 5.01(a) or (b) for the most recent fiscal period (unless the income of the subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this definition) and (2) for purposes of calculating the “Available Amount”, Consolidated Net Income shall be increased (without duplication) by the amount of cash dividends or other cash distributions actually paid to the Borrower or any subsidiary (unless the income of the subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this definition) since the Original Effective Date, to the extent not previously included therein.

“Consolidated Practice” means any therapist- or physician-owned professional organization, association or corporation that employs or contracts with physicians and has entered into a management services agreement with the Borrower or any other Subsidiary, the accounts of which are consolidated with the Borrower and its subsidiaries in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date, the total assets of the Borrower and its subsidiaries determined in accordance with GAAP (less, to the extent not deducted in the determination of total assets, accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) after giving effect to purchase accounting and, after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):  (a) the excess of cost over fair market value of real property; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Borrower immediately preceding the Original Effective Date as a result of any change in the method of valuation in accordance with GAAP; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items as to which Statement of Financial Accounting Standards No. 142 (“Goodwill and Other Intangible Assets”) applies; (d) non-controlling interests in subsidiaries held by Persons other than the Borrower or any subsidiary; (e) treasury stock; (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests; (g) investments in (and, for the avoidance of doubt, assets of) Permitted Joint Ventures; and (h) non-current deferred tax assets.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“~~Debt Tender Offer” has the meaning set forth in the preamble to this Agreement.~~Converted Tranche B Term Loan” means each Tranche B Term Loan held by an Amendment No. 4 Consenting Lender on the Amendment No. 4 Effective Date immediately prior to the effectiveness of Amendment No. 4; provided, for the avoidance of doubt, that no Series B Tranche B Term Loan shall be considered a Converted Tranche B Term Loan.

 “Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Revolving Lender or 2018 Extended Revolving Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans or 2018 Extended Revolving Loans, as applicable, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender or 2018 Extended Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s or 2018 Extended Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with (i) any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s or 2018 Extended Revolving Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) its funding obligations generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender or 2018 Extended Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans or 2018 Extended Revolving Loans, as applicable, and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Revolving Lender or 2018 Extended Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia, other than a Subsidiary that is a CFC.

~~“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived).~~

“Environmental Laws” means all laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of or damage to natural resources, the presence, management, storage, treatment, transports, exposure to, Release or threatened Release of any Hazardous Material, or to health and safety matters.

“Environmental Liability” means liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or Multiemployer Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or that a Multiemployer Plan is in “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any ~~fiscal year (provided that for purposes of the determination of the Borrower’s Excess Cash Flow and Section 2.11(d), the fiscal year ended December 31, 2011 shall be deemed to have begun on July 1, 2011)~~ Excess Cash Flow Period, the sum (without duplication) of:

(a)                                 Consolidated Net Income for such ~~fiscal year~~Excess Cash Flow Period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b)                                 depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such Consolidated Net Income for such ~~fiscal year~~Excess Cash Flow Period; plus

(c)                                  the amount, if any, by which Net Working Capital decreased during such ~~fiscal year~~Excess Cash Flow Period (except as a result of reclassification of items from short-term to long-term); minus

(d)                                 the sum of (i) any non-cash gains or non-cash items of income included in determining Consolidated Net Income for such ~~fiscal year~~Excess Cash Flow Period plus (ii) the amount, if any, by which Net Working Capital increased during such ~~fiscal year~~Excess Cash Flow Period (except as a result of reclassification of items from long-term to short-term); minus

(e)                                  the greater of (x) the amount of Capital Expenditures of the Borrower and its subsidiaries in such ~~fiscal year~~Excess Cash Flow Period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) and (y) the amount of Capital Expenditures budgeted by the Borrower and its subsidiaries for the next succeeding ~~fiscal year~~Excess Cash Flow Period; minus

(f)                                   the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its subsidiaries during such ~~fiscal year~~Excess Cash Flow Period, excluding (i) Indebtedness in respect of Revolving Loans, 2018 Extended Revolving Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Commitments or

2018 Extended Revolving Commitments, as applicable), (ii) Tranche B Term Loans prepaid pursuant to Section 2.11(a), (c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by the incurrence of other Long-Term Indebtedness by a Parent or any Loan Party or the issuance of Equity Interests (or capital contributions in respect thereof) after the Original Effective Date to the extent not Otherwise Applied; minus

(g)                                  the amount of Restricted Payments made by a Loan Party in such ~~fiscal year~~Excess Cash Flow Period pursuant to clause (iii) of Section 6.08(a); minus

(h)                                 cash Taxes paid in such ~~fiscal year~~Excess Cash Flow Period that did not reduce Consolidated Net Income for such ~~fiscal year~~Excess Cash Flow Period; minus

(i)                                     cash payments made during such ~~fiscal year in respect of non-cash charges that increased Excess Cash Flow in any prior fiscal year.~~Excess Cash Flow Period in respect of non-cash charges that increased Excess Cash Flow in any prior Excess Cash Flow Period.

“Excess Cash Flow Period” means (i) for purposes of calculating the Available Amount, (A) the period from July 1, 2011 to December 31, 2011, (B) the period from January 1, 2012 to December 31, 2012 and (C) each full fiscal quarter ending after January 1, 2013 and (ii) for purposes of Section 2.11(d), any fiscal year.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 2.11 of the Collateral Agreement, any other keepwell, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal in accordance with the first sentence of this definition.

 “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Loan Party hereunder, (a) income taxes imposed on (or measured by) its net income (however denominated) (including any backup withholding with respect thereto) and franchise taxes imposed on it (in lieu of net income taxes) (i) by the United States of America, (ii) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (iii) by any other jurisdiction as a result of a present or former connection between the Administrative Agent, the Lender or the Issuing Bank, as applicable, and the jurisdiction imposing such tax (other than a connection arising by such Person having become a party to, performed its obligations or received payments under, or enforced, any Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender, any withholding tax imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Loan or Commitment (other than ~~an assignee~~ pursuant to ~~a~~an assignment request by the Borrower under Section 2.19(b))~~, any withholding tax that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax~~ or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office; provided that this clause (c) shall be limited solely to U.S. federal withholding tax in respect of any amount payable by a “United States person” as defined in Section 7701(a)(30) of the Code , (d) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.17(e) and (e) any taxes under FATCA.

~~“Existing Credit Agreement” has the meaning set forth in the preamble to this Agreement.~~

 “Existing Lender” has the meaning assigned to such term in Section 2.20.

“Existing Letter of Credit” means each letter of credit previously issued for the account of the Borrower ~~pursuant to the Existing Credit Agreement~~ that (a) ~~is~~was outstanding on the Original Effective Date and (b) is listed on Schedule 2.05.

“Existing Subordinated Notes” ~~has the meaning set forth in the preamble to this Agreement.~~means the Borrower’s 7-5/8% Senior Subordinated Notes due 2015.

~~“Existing Subordinated Notes Documents” means the Existing Subordinated Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Existing Subordinated Notes or providing for any Guarantee or other right in respect thereof.~~

~~“Existing Subordinated Notes Indenture” means the Indenture dated as of February 24, 2005 governing the Existing Subordinated Notes.~~

“Extended Revolving Commitments” means revolving credit commitments established pursuant to Section 2.21 that are substantially identical to the Revolving Commitments or 2018 Extended Revolving Commitments except that such extended revolving commitments may have a later maturity date and different provisions with respect to interest rates and fees than those applicable to the Revolving Commitments or 2018 Extended Revolving Commitments, as applicable.

“Extended Term Loans” has the meaning provided in Section 2.21(a).

“Extending Term Lender” has the meaning provided in Section 2.21(c).

“Extension Election” has the meaning provided in Section 2.21(c).

“Extension Request” has the meaning provided in Section 2.21(a).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code ~~and any~~as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof ~~(including any future regulations and official interpretations)~~, any agreements entered into pursuant to Section 1471(b)(1) of the current Code (or any amended or successor version described above) and any applicable law or regulation pursuant to an intergovernmental agreement entered into to implement the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, in each case in his or her capacity as such.

“Financial Performance Covenant” means the covenant of the Borrower set forth in Section 6.13.

“First Lien Intercreditor Agreement” ~~shall mean~~means an Intercreditor Agreement, substantially in the form of Exhibit G (with such changes thereto as are reasonably acceptable to the Administrative Agent), by and between the Administrative Agent and the collateral agent for one or more classes of Permitted Secured Notes that are intended to be secured by Liens ranking pari passu with the Liens securing the Obligations.

“Flood Insurance Laws” means, collectively (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Government Programs” means (i) the Medicare and Medicaid Programs, (ii) the United States Department of Defense Civilian Health Program for Uniformed Services and (iii) other similar foreign or domestic Federal, state or local reimbursement or governmental health care programs.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Hazardous Materials” means all explosive, radioactive, infectious, chemical, biological, medical, hazardous or toxic materials, substances, wastes or other pollutants or contaminants, including petroleum or petroleum byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means (A) Select Medical Holdings Corporation, a Delaware corporation, or (B) any other entity (such entity, a “Succeeding Holdings”) that becomes the immediate parent of the Borrower.

“Holdings Leverage Ratio” has the same meaning as “Leverage Ratio,” but for purposes of determining Total Indebtedness, substituting “Holdings” for “Borrower”.

~~“Holdings Senior Subordinated Notes” means Select Medical Holdings Corporation’s 10% Senior Subordinated Notes due 2015, in an aggregate principal amount immediately prior to the Effective Date of $150,000,000.~~

 “Inactive Subsidiary” means a Subsidiary that (a) conducts no business operations, (b) has total assets with a fair market value of not more than $500,000 individually and not more than $5,000,000 in the aggregate and (c) has no Indebtedness outstanding.

“Incremental Extensions of Credit” has the meaning set forth in Section 2.20.

“Incremental Facility Closing Date” has the meaning set forth in Section 2.20.

“Incremental Revolver Commitments” has the meaning set forth in Section 2.20.

“Incremental Term Loans” has the meaning set forth in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, in the event such secured obligations are nonrecourse to such Person, to the fair value of such property, (g) all Guarantees by such Person of the obligations of any other Person, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing payment adjustments, earn-outs or non-compete payments to which the seller in any Permitted Acquisition is or may become entitled or amounts that any member of management, the employees or consultants of Holdings, the Borrower or any of the Subsidiaries may become entitled to under any cash incentive plan in existence from time to time.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

~~“Information Memorandum” means the Confidential Information Memorandum dated April 2011, relating to Holdings, the Borrower and the Transactions.~~

“Insurance Subsidiary” means a subsidiary of the Borrower established for the sole purpose of providing insurance benefits to the Borrower and its subsidiaries.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, provided that a written Interest Election Request shall be substantially in the form of Exhibit F, or such other form as shall be approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, with respect to Revolving Loans, 2018 Extended Revolving Loans and Tranche B Term Loans, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period as may be agreed by the Borrower, the Administrative Agent and all Lenders participating therein) and, in each case as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A. or such other Lender designated as an “Issuing Bank” pursuant to Section 2.05(k) and (b) with respect to the Existing Letters of Credit only, JPMorgan Chase Bank, N.A.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any 2018 Extended Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means each Person that was a lender on the Restatement Effective Date and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Additional Credit Extension Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued or deemed issued pursuant to this Agreement (including each Existing Letter of Credit).

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date (minus up to $175,000,000 of unrestricted cash and Permitted Investments held, on such date, by the Borrower and the Subsidiary Loan Parties on such date) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters ~~BBA Libor Rates~~Screen LIBOR01 Page ~~3750~~ (or on any successor or substitute page ~~of such page) providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market~~on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such

Interest Period.  In the event that such rate ~~is~~does not ~~available at such time for any reason, then~~appear on such page (or on any such successor or substitute page), the “LIBO Rate” ~~with respect to such Eurodollar Borrowing for such Interest Period~~ shall be determined by reference to such other publicly available service for displaying interest rates for dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.  Notwithstanding anything to the contrary set forth in the foregoing, to the extent the LIBO Rate for any Interest Period for the Series C Tranche B Term Loans would be less than ~~1.75~~1.00%, then the LIBO Rate for the Series C Tranche B Term Loans for such Interest Period shall instead be ~~1.75~~1.00%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or other arrangement to provide priority or preference with respect to such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than customary rights of first refusal and tag, drag and similar rights in joint venture agreements (other than any such agreement in respect of any Subsidiary)) with respect to such securities.

“Limitation” means a revocation, suspension, termination, impairment, probation, limitation, nonrenewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in any Third Party Payor Arrangement, and the loss of any other rights.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each other Loan Document, and (c) the due and punctual payment and performance in full of all the obligations of each other Loan Party under or pursuant to the Collateral Agreement and each other Loan Document.

“Loan Documents” means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), any Additional Credit Extension Amendment, the Collateral Agreement and the other Security Documents.

“Loan Parties” means Holdings, the Borrower, the Subsidiary Loan Parties and each Permitted Joint Venture Loan Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement or an Additional Credit Extension Amendment.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“LTACH” means (a) a long-term hospital as defined in Volume 42, Section 412.23 of the Code of Federal Regulations (or any successor definition) or (b) any long-term hospital that is in development to achieve such status.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities, financial condition or results of operations of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any obligation under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Disposition” means the sale by the Borrower or any Subsidiary of assets (including the capital stock of a Subsidiary or a business unit) for aggregate consideration (including amounts received in connection with post-closing payment adjustments, earn-outs and noncompete payments) of at least $35,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means a real property with a gross book value of at least $10,000,000, as reasonably determined by the Borrower in good faith.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Medicare and Medicaid Programs” means the programs established under Title XVIII and XIX of the Social Security Act and any successor programs performing similar functions.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.  Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” means, initially, each Material Real Property identified on Schedule 1.01 and includes each other Material Real Property with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“MS-DRG” means a medical severity diagnosis related group.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), provided that no net proceeds calculated in accordance with the foregoing of less than $2,500,000 realized in a single transaction or series of related transactions shall constitute Net Proceeds.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and its subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its subsidiaries as of such date (excluding current liabilities in respect of Indebtedness).  Net Working Capital at any date may be a positive or negative number.  Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(b).

“Obligations” means (a) Loan Document Obligations, (b) the due and punctual payment and performance in full of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Original Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Original Effective Date or (ii) is entered into after the Original Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (c) Cash Management Obligations~~.~~; provided that the “Obligations” shall in no event include any Excluded Swap Obligations.

“Original Credit Agreement” has the meaning set forth in the preamble to this Agreement.

“Original Effective Date” means the date on which the conditions specified in Section 4.01 were satisfied (or waived), which date was June 1, 2011.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies of the United States or any political subdivision thereof arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or from the filing or recording of or otherwise with respect to the exercise by the Administrative Agent or the Lenders of their rights under, any Loan Document.

“Otherwise Applied” means, with respect to any Net Proceeds, the amount of such Net Proceeds that was (i) required to prepay the Loans pursuant to Section 2.11 or (ii) otherwise previously applied under the Loan Documents.

“Parent” means any direct or indirect parent of which Holdings is a wholly owned subsidiary.

“Participant” has the meaning set forth in Section 9.04(c).

“Patriot Act” has the meaning set forth in Section 9.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

“Permitted Acquisitions” means any acquisition by the Borrower or any Subsidiary Loan Party at least 80% of all outstanding Equity Interests (other than directors’ qualifying shares or shares issued to foreign nationals to the extent required by applicable law) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) no Default has occurred and is continuing or would result therefrom, (b) after giving effect to such acquisition, the Borrower and the Subsidiary Loan Party shall have aggregate unused and available Revolving Commitments, 2018 Extended Revolving Commitments and unrestricted cash and Permitted Investments of not less than $40,000,000, (c) after giving effect to such acquisition, the aggregate Consolidated Tangible Assets acquired in all Permitted Acquisitions consummated since the Original Effective Date (excluding acquisitions resulting in a newly formed Domestic Subsidiary or otherwise related to assets substantially located in the United States of America) does not exceed 5% of Consolidated Tangible Assets, (d) such acquisition and all transactions related thereto are consummated in accordance in all material respects with all applicable laws, (e) all actions required to be taken with respect to such acquired or newly formed Subsidiary (if a Domestic Subsidiary) or assets (if held by a Domestic Subsidiary) to cause such Person to become a Loan Party under Sections 5.12 and 5.13 shall have been taken (or shall be taken promptly thereafter), (f) on a Pro Forma Basis the Leverage Ratio recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed 5.25 to 1.00, and (g) the Borrower has delivered to the Administrative Agent an officer’s certificate to the effect set forth in clauses (a), (b), (c), (d), (e) and (f) above, together with all relevant financial information for the Person or assets to be acquired.

“Permitted Debt Securities” means any Indebtedness consisting of notes or loans under credit agreements, indentures or other similar agreements or instruments incurred or Guaranteed by Loan Parties following the Original Effective Date; provided that (i) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the 181st day after the Tranche B Maturity Date, (ii) shall be unsecured, except as permitted by Section 6.02(xii), (iii) such Indebtedness is not incurred or guaranteed by any Subsidiaries that are not Loan Parties, and (iv) the other terms and conditions relating to such debt securities or loans (other than interest rates, call protection and other pricing terms) are not in the aggregate more restrictive to the Borrower and its Subsidiaries than the terms of this Agreement as determined in good faith by the Borrower.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)                                 deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Section 7.01;

(f)                                   easements, zoning restrictions, rights-of-way, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not either detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary, in each case in any material respect;

(g)                                  landlords’ and lessors’ and other like Liens in respect of rent not in default;

(h)                                 any Liens shown on the title insurance policies in favor of the Collateral Agent insuring the Liens of the Mortgages; and

(i)                                     leases or subleases which are subordinate to the Lien of any Mortgage,

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or Moody’s of at least A2 or P2, respectively;

(c)                                  investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)                                  investments in money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Permitted Investors” means (A) Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective Sponsor Affiliates and (B) (i) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors, officers and employees of the Borrower who owned capital stock of Holdings on the first date the Borrower became a wholly owned subsidiary of Holdings; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the beneficial owner or have the right to acquire, directly or indirectly, capital stock of the Borrower or Holdings (or any other direct or indirect parent company of the Borrower); (iv) any trust created for the benefit of the Persons described in any of clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of clauses (i) through (iv); or (C) any “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group”, such Persons specified in clauses (A) or (B) above, collectively, have beneficial ownership, directly or indirectly of more than 50% of the total voting power of the voting Equity Interests of Holdings or any of its direct or indirect parent entities held by such “group”.

~~“Permitted Liens” has the meaning set forth in Section 6.02.~~

“Permitted Joint Venture” means any investment by which the Borrower or any Subsidiary Loan Party acquires at least 10% but not more than 99% of the Equity Interests of any Person, provided that the primary business of such Person is (x) to own, lease or operate facilities which provide health care related services including long-term acute care services or rehabilitation services or (y) to provide health care related services including long-term acute care services or rehabilitation services or any related services to a hospital or other health care facility.

“Permitted Joint Venture Loan Party” means any Permitted Joint Venture which (x) is a subsidiary of the Borrower or any Subsidiary Loan Party and (y) satisfies the terms of the Collateral and Guarantee Requirement.

“Permitted Liens” has the meaning set forth in Section 6.02.

“Permitted Real Estate Joint Venture” means any Permitted Joint Venture which is a subsidiary and owns real property used in the business of the Borrower or any Subsidiary, provided that such Permitted Real Estate Joint Venture is not engaged in any business or activity other than the ownership of such real property and activities incidental thereto.

“Permitted Secured Notes” means (i) ~~Permitted~~Refinancing Debt Securities and (ii) any Refinancing Indebtedness in respect of such ~~Permitted~~Refinancing Debt Securities, in each case, that are secured by a Lien permitted by Section 6.02(xii).

~~“Permitted Security” means (a) common stock of Holdings or (b) Qualified Preferred Stock, in each case (i) (x) issued to the Permitted Investors for cash or (y) issued to any other Person that makes an equity investment in Holdings in connection with the Transactions and (ii) the proceeds of which are contributed by Holdings to the Borrower in exchange for common stock or as a capital contribution.~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a)                                 any sale, transfer or other disposition (excluding pursuant to a sale and leaseback transaction permitted under Section 6.06) of any property or asset of Holdings, the Borrower or any Subsidiary in excess of $5,000,000 in any fiscal year, other than dispositions described in clauses (a), (b), (c) and (d) of Section 6.05; or

(b)                                 any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any Subsidiary with a fair value immediately prior to such event equal to or greater than $2,500,000; or

(c)                                  the incurrence by Holdings, the Borrower or any Subsidiary of (x) any Refinancing Indebtedness or (y) any Indebtedness not permitted under Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect for dollars at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, for purposes of calculating the Leverage Ratio, the Holdings Leverage Ratio or the Secured Leverage Ratio for any period, that any Specified Transaction that has been consummated in such period and the following transactions in connection therewith shall be deemed to have occurred as of the first day of such period:

(a)                                 income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition,

(b)                                 any retirement of Indebtedness, and

(c)                                  any Indebtedness incurred or assumed by Holdings, the Borrower or any of their subsidiaries in connection therewith (or in any Specified Transaction);

provided that the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings) to the extent they (i) would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Staff of the SEC; (ii) were actually implemented by the business that was the subject of the applicable Permitted Acquisition or Material Disposition, as the case may be, within 12 months after the date of such transaction, and are supportable and quantifiable by the underlying accounting records of such business or (iii) for all purposes other than determining the “Applicable Rate”, relate to the business that is the subject of such Specified Transaction, and are reasonably determined by the Borrower to be probable based upon specifically identifiable actions to be taken within 12 months after the date of such Specified Transaction, and, in each case are certified by a Financial Officer (accompanied by reasonably detailed supporting evidence).

“Proposed Change” has the meaning set forth in Section 9.02(b).

~~“Qualified Holdings Debt” means Qualified Holdings Discount Debt and Qualified Holdings Floating Rate Notes.~~

“Qualified Holdings Discount Debt” means unsecured Indebtedness of Holdings or a Parent that (a) is not subject to any Guarantee by the Borrower or any Subsidiary Loan Party, (b) does not mature prior to the date that is 180 days after the Tranche B Maturity Date, (c) has no scheduled amortization or payments of principal prior to such 180th day (except to the extent required to prevent such Indebtedness from being treated as an “Applicable High Yield Discount Obligation” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended; provided that any such payment obligation of Holdings shall be subordinated ~~to the Obligations to the same extent as the Holdings Senior Subordinated Notes are subordinated~~in right of payment to the Obligations), (d) does not require any payments in cash of interest or other amounts in respect of the principal thereof for at least four (4) years from the date of issuance or incurrence thereof and (e) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities and in any event, with respect to default and remedy provisions customary for senior discount notes of a holding company.

~~“Qualified Holdings Floating Rate Notes” means the Senior Floating Rate Notes due 2015 issued by Holdings (and not supported by any Guarantee) outstanding on the Effective Date, initially in the aggregate principal amount of up to $175,000,000 and the Indebtedness represented thereby.~~

~~“Qualified Holdings Floating Rate Notes Documents” means the indenture in respect of the Qualified Holdings Floating Rate Notes and all other instruments, agreements and other documents evidencing or governing the Qualified Holdings Floating Rate Notes.~~

“Qualified Preferred Stock” means preferred stock of Holdings that (a) does not require the payment of cash dividends (it being understood that cumulative dividends shall be permitted), (b) is not mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is 180 days after the Tranche B Maturity Date (other than upon an event of default or change in control, provided that any such payment is subordinated (whether by contract or pursuant to Holdings’ charter or the certificate of designations of such preferred stock) in right of payment to the Obligations on the terms set forth in the certificate of incorporation of Holdings in existence on the Original Effective Date or such other terms reasonably satisfactory to the Administrative Agent), (c) contains no maintenance covenants, other covenants materially adverse to the Lenders or remedies (other than voting rights) and

(d) is convertible only into common equity of Holdings or securities that would constitute Qualified Preferred Stock.

“Refinanced Term Loans” has the meaning assigned to such term in Section 9.02.

“Refinancing Debt Securities” means any Permitted Debt Securities that are designated as “Refinancing Debt Securities” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date such Permitted Debt Securities are incurred.

“Refinancing Indebtedness” means (i) any Refinancing Term Loans and (ii) any Refinancing Debt Securities.

“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of the Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” has the meaning set forth in Section 9.04(b).

“Reimbursement Approvals” means, with respect to all Government Programs, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by any Governmental Authority or other Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, into or from any building, structure, facility or fixture.

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02.

“Required 2018 Extended Revolving Lenders” means, at any time, Lenders having 2018 Extended Revolving Exposures and unused 2018 Extended Revolving Commitments representing more than 50% of the sum of the aggregate 2018 Extended Revolving Exposures and unused 2018 Extended Revolving Commitments at such time (disregarding any of the foregoing of a Defaulting Lender).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, 2018 Extended Revolving Exposures, Tranche B Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 50% of the aggregate Revolving Exposures, 2018 Extended Revolving Exposures, outstanding Tranche B Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time (disregarding any of the foregoing of a Defaulting Lender).

“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and unused Revolving Commitments at such time (disregarding any of the foregoing of a Defaulting Lender).

“Requirement of Law” means, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restatement Effective Date” means the Amendment No. 4 Effective Date.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment thereon (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

“Revolving Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The aggregate amount of the Lenders’ Revolving Commitments on the Restatement Effective Date is set forth on Schedule 2.01.

“Revolving Commitment Extension Request” means, with respect to each Lender, the agreement, if any, of such Lender to extend the maturity of a Revolving Commitment hereunder on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Revolving Commitment that will become a 2018 Extended Revolving Commitment of such Lender hereunder, as such agreement may be modified to the extent the underlying Revolving Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Revolving Commitments that have become 2018 Extended Revolving Commitments on the Restatement Effective Date is set forth on Schedule 2.01.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means June 1, ~~2016; provided that if on the 90th day prior to the scheduled final maturity date of the Existing Subordinated Notes, more than $60.0 million in aggregate principal amount of the Existing Subordinated Notes are outstanding (such 90th day prior to the scheduled final maturity of the Existing Subordinated Notes, the “Revolving Trigger Date”), in each case, the Revolving Loans outstanding shall be due and payable in full on, and the Revolving Commitments shall terminate on, and the Revolving Maturity Date shall be, the Revolving Trigger Date.~~2016.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” ~~shall mean~~means an Intercreditor Agreement, in form reasonably acceptable to the Administrative Agent, by and between the Administrative Agent and the collateral agent for one or more classes of Permitted Secured Notes that are intended to be secured by Liens ranking junior to the Liens securing the Obligations providing that, inter alia, (i) the Liens securing Obligations rank prior to the Liens securing the Permitted Secured Notes, (ii) all amounts received in connection with any enforcement action with respect to any Collateral or in connection with any United States or foreign bankruptcy, liquidation or insolvency proceeding shall first be applied to repay all Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of the Permitted Secured Notes and (iii) until the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications) the Administrative Agent shall have the sole right to take enforcement actions with respect to the Collateral.

“Secured Indebtedness” at any date shall mean the aggregate principal amount of Total Indebtedness outstanding at such date that consists of Indebtedness that in each case is then secured by Liens on any property or assets of Borrower or its Subsidiaries.

“Secured Leverage Ratio” ~~shall mean~~means, on any date, the ratio of (a) Secured Indebtedness (minus up to $175,000,000 of unrestricted cash and Permitted Investments held, on such date, by the Borrower and the Subsidiary Loan Parties on such date) on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

“Secured Parties” means (a) the Lenders, (b) the Collateral Agent, (c) the Administrative Agent, (d) the Issuing Bank, (e) each counterparty that is a Lender or an Affiliate of a Lender to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) each Cash Management Bank and (g) the successors and assigns of each of the foregoing.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provisions and that are designated as part of such “series” pursuant to the applicable Additional Credit Extension Amendment.

“Series B Deadline” means the date that is six months after the Amendment No. 3 Effective Date.

“Series B Effective Date” means February 20, 2013.

“Series B Tranche B Maturity Date” means February 20, 2016.

“Series B Tranche B Term Loans” means the Incremental Term Loans made pursuant to the Additional Credit Extension Amendment attached as Annex I to Amendment No. 3; provided, for the avoidance of doubt, that there shall be only one incurrence of Series B Tranche B Term Loans.

“Series C Tranche B Term Loans” means the Tranche B Term Loans (other than any Series B Tranche B Term Loans) outstanding as of the Restatement Effective Date.

“Specified Indebtedness” has the meaning set forth in Section 6.08(b).

“Specified Transactions” means (a) any Permitted Acquisition, (b) any Material Disposition and (c) any proposed incurrence of Indebtedness in respect of which the Leverage Ratio, the Secured Leverage Ratio or Holdings Leverage Ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Sponsor” means (A) Welsh, Carson, Anderson & Stowe IX, L.P. and (B) Thoma Cressey Equity Partners.

“Sponsor Affiliate” means (i) each Affiliate of the Sponsor that is neither an operating company nor a company controlled by an operating company, (ii) each partner, officer, director, principal or member of the Sponsor or any Sponsor Affiliate and (iii) any spouse, parent or lineal descendant (including by adoption) of any of the foregoing who are natural persons and any trust for the benefit of such persons.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the bank serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means Indebtedness of Holdings, the Borrower or any Subsidiary that is contractually subordinated to the Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Borrower, other than any Permitted Joint Venture that is not a Permitted Joint Venture Loan Party.

“Subsidiary Loan Party” means any Domestic Subsidiary (other than (a) any Inactive Subsidiary for which the Borrower has not satisfied the Collateral and Guarantee Requirement, (b) any Consolidated Practice and (c) any Insurance Subsidiary).

“Succeeding Holdings” has the meaning set forth in the definition of “Holdings.”

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder, together with its successors in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loans” means the Tranche B Term Loans, the Incremental Term Loans of each series, the Extended Term Loans of each series, collectively.

“Third Party Payor” means any Government Program and any quasipublic agency, Blue Cross, Blue Shield and any managed care plans and organizations, including health maintenance organizations and preferred provider organizations and private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

“Third Party Payor Arrangement” means any arrangement, plan or program for payment or reimbursement by any Third Party Payor in connection with the provision of healthcare services, products or supplies.

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

“Tranche B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Original Effective Date or the Restatement Effective Date, as applicable, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Tranche B Lender” means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

“Tranche B Maturity Date” means June 1, ~~2018; provided that if on the 90th day prior to the scheduled final maturity date of the Existing Subordinated Notes, more than $60.0 million in aggregate principal amount of the Existing Subordinated Notes are outstanding (such 90th day prior to the scheduled final maturity of the Existing Subordinated Notes, the “Tranche B Trigger Date”), in each case, the~~2018.  For the avoidance of doubt, the maturity date for the Series B Tranche B Term Loans ~~outstanding~~ shall be ~~due and payable in full on, and~~ the Series B Tranche B Maturity ~~Date shall be, the Tranche B Trigger~~ Date.

“Tranche B Term Loan” means (x) a Loan made pursuant to clause (a) of Section ~~2.01.~~2.01, (y) unless otherwise indicated, any Series B Tranche B Term Loan or Series C Tranche B Term Loan outstanding as of the Restatement Effective Date.

~~“Transaction Costs” has the meaning set forth in the preamble to this Agreement.~~

~~“Transactions” means (a) the consummation of the Debt Tender Offer and the repurchase or redemption of a portion of the Existing Subordinated Notes in an aggregate principal amount pursuant to this subclause (a) not to exceed $266,500,000, (b) the repayment in full of all obligations under the Existing Credit Agreement, the termination of all commitments thereunder and the release of all liens in respect thereof, (c) redemption of all outstanding Holdings Senior Subordinated Notes, (d) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (e) payment of the Transaction Costs.~~

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“wholly owned” means with respect to any Person, a subsidiary of such Person all the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in ERISA.

“Yield” for any Indebtedness on any date of determination will be determined by the Administrative Agent utilizing (a) if applicable, any “LIBOR floor” applicable to such Indebtedness on such date; (b) the interest margin for such Indebtedness on such date; and (c) the issue price of such Indebtedness (after giving effect to any original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity) or upfront fees (which shall be deemed to constitute like amounts of original issue discount) paid to the market in respect of such Indebtedness but excluding customary arranger, underwriting and commitment fees not paid to the lenders providing such Indebtedness generally).

SECTION 1.02.                              Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03.                              Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements, amendment and restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.                              Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time, provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the ~~date hereof~~Original Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision (including any definition) hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  In addition, notwithstanding any other provision contained herein, (i) the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the Original Effective Date and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, the Borrower or any Subsidiary at “fair value”, as defined therein.

SECTION 1.05.                              Specified Transactions.  Notwithstanding anything to the contrary herein, solely for purposes of determining the Leverage Ratio, Secured Leverage Ratio and Holdings Leverage Ratio, with respect to any period during which any Specified Transaction occurs, such ratios shall be calculated with respect to such period and such Specified Transaction (and all other Specified Transactions that have been consummated during such period) on a Pro Forma Basis.

SECTION 1.06.                              Effect of this Agreement on the Original Credit Agreement and the Other Existing Loan Documents.  Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Amendment No. 4, this Agreement shall be binding on the Borrower, Holdings, the Agents, the Lenders and the other parties hereto regardless of the fact that any may not have signed this Agreement itself, and the Original Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (a) the Obligations (as defined in the Original Credit Agreement) of the Borrower, Holdings and the other Loan Parties under the Original Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) all Letters of Credit under and as defined in the Original Credit Agreement shall continue as Letters of Credit under this Agreement and (c) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof.  Upon the effectiveness of this Agreement, each Loan Document that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein.

ARTICLE II

The Credits

SECTION 2.01.                              Commitments and Extension Requests.   Subject to the terms and conditions set forth herein, (x) each Lender agrees (a) to make a Tranche B Term Loan to the Borrower on the Original Effective Date in a principal amount not exceeding its Tranche B Commitment ~~and~~, (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (c) to make 2018 Extended Revolving Loans to the Borrower from time to time during the 2018 Extended Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s 2018 Extended Revolving Exposure exceeding such Lender’s 2018 Extended Revolving Commitment and (y) (i) the Additional Series C Tranche B Term Lender agrees to make a Series C Tranche B Term Loan to the Borrower on the Amendment No. 4 Effective Date in an amount not to exceed the Additional Series C Tranche B Term Loan Commitment and (ii) each Converted Tranche B Term Loan of each Amendment No. 4 Consenting Lender shall be converted into a Series C Tranche B Term Loan of such Lender as of the Amendment No. 4 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Tranche B Term Loan immediately prior to such conversion.  For the avoidance of doubt, such conversion shall not constitute a novation of any interest owing to any Amendment No. 4 Consenting Lender and each Amendment No. 4 Consenting Lender shall continue to be entitled to receive all accrued and unpaid interest owing to it from the Borrower through but not including the Amendment No. 4 Effective Date with respect to its Converted Tranche B Term Loan.  The Borrower shall designate in the relevant Borrowing Request whether each Borrowing will be maintained as a Eurodollar Loan or an ABR Loan and, if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.  Amounts repaid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

SECTION 2.02.                              Loans and Borrowings.

(a)                                 Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.14, each Revolving Borrowing, 2018 Extended Revolving Borrowing and Tranche B Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time.  There shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.  Notwithstanding anything to the contrary herein, (1) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments ~~and (2~~, (2) an ABR 2018 Extended Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate 2018 Extended Revolving Commitments and (3) subject to Section 2.04(a), a Swingline Loan may be in an aggregate amount (i) that is equal to the entire unused balance of the aggregate 2018 Extended Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the 2018 Extended Revolving Maturity Date, the Series B Tranche B Maturity Date or the Tranche B Maturity Date, as applicable.

SECTION 2.03.                              Requests for Borrowings.  To request a Revolving Borrowing, 2018 Extended Revolving Borrowing or Tranche B Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR 2018 Extended Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                  whether the requested Borrowing is to be a Revolving Borrowing, 2018 Extended Revolving Borrowing or a Tranche B Term Loan Borrowing;

(ii)               the aggregate amount of such Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)           whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)           the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Until the Revolving Maturity Date, each requested Revolving Borrowing and 2018 Extended Revolving Borrowing (other than any Swingline Loan Borrowing) shall be allocated ratably among the combined amount of outstanding Revolving Commitments and 2018 Extended Revolving Commitments, taken as a whole.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.                              Swingline Loans.

(a)                                 ~~(a)~~                                 Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the 2018 Extended Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the aggregate 2018 Extended Revolving Exposures exceeding the aggregate 2018 Extended Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 ~~(b)~~                                 To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                                   The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the 2018 Extended Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which 2018 Extended Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each 2018 Extended Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each 2018 Extended Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each 2018 Extended Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the 2018 Extended Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each 2018 Extended Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the 2018 Extended Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the 2018 Extended Revolving Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the 2018 Extended Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05.                              Letters of Credit.

(a)                                 ~~(a)~~                                 General.  Upon satisfaction of the conditions specified in Section 4.01 on the Original Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents.  On and after the Restatement Effective Date, each Letter of Credit then outstanding will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued under the 2018 Extended Revolving Commitments hereunder for all purposes of this Agreement and the other Loan Documents.  In addition, subject to the terms and conditions set forth herein, the Borrower may request the issuance of additional Letters of Credit for its own account (or for the account of any of its subsidiaries so long as the Borrower is a co-applicant), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the 2018 Extended Revolving Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 ~~(b)~~                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank (except that the Issuing Bank in respect of Existing Letters of Credit shall not issue additional Letters of Credit and shall not be required to renew or extend an Existing Letter of Credit unless agreed by it) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the LC Exposure shall not exceed $75,000,000.

(c)                                  ~~(c)~~                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the 2018 Extended Revolving Maturity Date.

(d)                                 ~~(d)~~                                 Participations.  ~~By~~(i) With respect to each Letter of Credit outstanding on the Restatement Effective Date and (ii) by the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each 2018 Extended Revolving Lender, and each 2018 Extended Revolving Lender hereby acquires from the Issuing Bank, a participation in any such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under any such Letter of Credit.  In consideration and in furtherance of the foregoing, each 2018 Extended Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such 2018 Extended Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each 2018 Extended Revolving Lender acknowledges and agrees that its obligation to assume and acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  For the avoidance of doubt, after the Restatement Effective Date no Revolving Lender shall be considered to hold a participation pursuant to this paragraph in respect of any Letter of Credit.

(e)                                  ~~(e)~~                                  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $2,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request (and, if the Borrower fails to reimburse such LC Disbursement when due, the Borrower shall be deemed to have requested) in accordance with Section 2.03 or 2.04 that such LC Disbursement be financed with an ABR 2018

Extended Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR 2018 Extended Revolving Borrowing or Swingline Loan (and the time for reimbursement of such LC Disbursement shall automatically be extended to the Business Day following such request or deemed request).  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each 2018 Extended Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such 2018 Extended Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each 2018 Extended Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such 2018 Extended Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the 2018 Extended Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the 2018 Extended Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that 2018 Extended Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such 2018 Extended Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a 2018 Extended Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                                   ~~(f)~~                                   Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  ~~(g)~~                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the 2018 Extended Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section 2.05.

(h)                                 ~~(h)~~                                 Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR 2018 Extended Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any 2018 Extended Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such 2018 Extended Revolving Lender to the extent of such payment.

(i)                                     ~~(i)~~                                     Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                                    ~~(j)~~                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, 2018 Extended Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to 105% the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01.  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b) and Section 2.22.  Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of 2018 Extended Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)                                 ~~(k)~~                                 Additional Issuing Banks.  The Borrower may at any time, and from time to time, designate one or more additional Lenders to act as an issuing bank under this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender.  Any Lender designated as an issuing bank pursuant to this Section 2.05(k) shall be deemed to be and shall have all the rights and obligations of an “Issuing Bank” hereunder.

SECTION 2.06.                              Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR 2018 Extended Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.                              Interest Elections.

(a)                                 ~~(a)~~                                 Each Revolving Borrowing, 2018 Extended Revolving Borrowing and Tranche B Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as designated by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 ~~(b)~~                                 To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing or 2018 Extended Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)                                  ~~(c)~~                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)               the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)           if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 ~~(d)~~                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  ~~(e)~~                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

(f)                                   ~~(f)~~                                   Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.                              Termination and Reduction of Commitments.

(a)                                 ~~(a)~~                                 Unless previously terminated, (i) the Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date ~~and~~, (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date and (iii) the 2018 Extended Revolving Commitments shall terminate on the 2018 Extended Revolving Maturity Date.

(b)                                 ~~(b)~~                                 The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $~~5,000,000 and~~5,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments and (iii) the Borrower shall not terminate or reduce the 2018 Extended Revolving Commitments if, after giving effect to any concurrent prepayment of the 2018 Extended Revolving Loans in accordance with Section 2.11, the aggregate 2018 Extended Revolving Exposures would exceed the aggregate 2018 Extended Revolving Commitments.

(c)                                  ~~(c)~~                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable, provided that a notice of termination of the Revolving Commitments or 2018 Extended Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a refinancing transaction, a sale of all or substantially all of the assets of the Borrower and its Subsidiaries or a Change in Control, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.                              Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each 2018 Extended Revolving Loan of such Lender on the 2018 Extended Revolving Maturity Date, (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Term Loan of such Lender as provided in Section ~~2.10,~~2.10 and (~~iii~~iv) the then unpaid principal amount of each Swingline Loan on the earlier of the 2018 Extended Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a 2018 Extended Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.                              Amortization of Tranche B Term Loans.

(a)                                 Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Tranche B Term Loan Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

Series B Tranche B Term Loans:

Amortization Date	Series B Tranche B Term Loan Installments
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%

Amortization Date	Series B Tranche B Term Loan Installments
September 30, 2015	0.25%
December 31, 2015	0.25%
Series B Tranche B Maturity Date	Remaining Balance

Series C Tranche B Term Loans:

~~Date~~	~~Amount (Percent of Principal)~~
~~September 30, 2011~~	~~$2,125,000 (0.25%)~~
~~December 31, 2011~~	~~$2,125,000 (0.25%)~~
~~March 31, 2012~~	~~$2,125,000 (0.25%)~~
~~June 30, 2012~~	~~$2,125,000 (0.25%)~~
~~September 30, 2012~~	~~$2,125,000 (0.25%)~~
~~December 31, 2012~~	~~$2,125,000 (0.25%)~~

~~March 31, 2013~~ Amortization Date	~~$2,125,000 (0.25%)~~Series C Tranche B Term Loan Installments
June 30, 2013	~~$2,125,000 (~~0.25%~~)~~
September 30, 2013	~~$2,125,000 (~~0.25%~~)~~
December 31, 2013	~~$2,125,000 (~~0.25%~~)~~
March 31, 2014	~~$2,125,000 (~~0.25%~~)~~
June 30, 2014	~~$2,125,000 (~~0.25%~~)~~
September 30, 2014	~~$2,125,000 (~~0.25%~~)~~
December 31, 2014	~~$2,125,000 (~~0.25%~~)~~
March 31, 2015	~~$2,125,000 (~~0.25%~~)~~
June 30, 2015	~~$2,125,000 (~~0.25%~~)~~
September 30, 2015	~~$2,125,000 (~~0.25%~~)~~
December 31, 2015	~~$2,125,000 (~~0.25%~~)~~
March 31, 2016	~~$2,125,000 (~~0.25%~~)~~
June 30, 2016	~~$2,125,000 (~~0.25%~~)~~
September 30, 2016	~~$2,125,000 (~~0.25%~~)~~
December 31, 2016	~~$2,125,000 (~~0.25%~~)~~
March 31, 2017	~~$2,125,000 (~~0.25%~~)~~
June 30, 2017	~~$2,125,000 (~~0.25%~~)~~
September 30, 2017	~~$2,125,000 (~~0.25%~~)~~
December 31, 2017	~~$2,125,000 (~~0.25%~~)~~
March 31, 2018	~~$2,125,000 (~~0.25%~~)~~
Tranche B Maturity Date	~~$792,625,000~~Remaining ~~(93.25%)~~Balance

(b)                                 To the extent not previously paid, (x) except as set forth in the following subclause (y), all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (y) all Series B Tranche B Term Loans shall be due and payable on the Series B Tranche B Maturity Date.

(c)                                  Any prepayment of a Tranche B Term Loan Borrowing pursuant to clause (c) or (d) of Section 2.11 shall be applied (i) first, to reduce, in the direct order of maturity, the scheduled repayments of the Tranche B Term Loan Borrowings to be made pursuant to this Section 2.10 on the four consecutive scheduled payment dates next following the date of such prepayment unless and until each such scheduled repayment has been eliminated as a result of reductions hereunder; and (ii) second, to reduce ratably the remaining scheduled repayments of the Tranche B Term Loan Borrowings.  Any prepayment of a Tranche B Term Loan Borrowing pursuant to Section 2.11(a) shall be applied to reduce scheduled repayment amounts of the Tranche B Term Loans as directed by the Borrower.

SECTION 2.11.                              Prepayment of Loans.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.11.  Any such prepayment (other than a prepayment of a Revolving Borrowing, a 2018 Extended Revolving Borrowing or a Swingline Borrowing) made when any Term Loan is outstanding shall be applied entirely to Term Loan Borrowings.  Until the Revolving Maturity Date, any prepayment of a Revolving Borrowing or 2018 Extended Revolving Borrowing shall be allocated ratably among the combined amount of outstanding Revolving Loans and 2018 Extended Revolving Loans, taken as a whole; provided, that, in connection with the Borrower’s termination of all outstanding Revolving Commitments, the Borrower may apply such prepayment to Revolving Borrowings only.

(b)                                 In the event and on such occasion that (i) the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings or (ii) the aggregate 2018 Extended Revolving Exposures exceed the aggregate 2018 Extended Revolving Commitments, the Borrower shall prepay 2018 Extended Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess).

(c)                                  In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by Holdings, the Borrower or such Subsidiary (and in any event not later than the fifth Business Day after such Net Proceeds are received), prepay Term Loan Borrowings in an amount equal to 100% of such Net Proceeds; provided that to the extent required by the terms of any Permitted Secured Notes that are secured by Liens subject to the First Lien Intercreditor Agreement, the Borrower may, in lieu of prepaying Term Loans with such portion of the Net Proceeds of any prepayment event described in clause (a) or clause (b) of the definition of “Prepayment Event”, apply a portion of such Net Proceeds (based on the respective principal amounts at such time of (A) such Permitted Secured Notes that are secured by Liens subject to the First Lien Intercreditor Agreement and (B) the Term Loans) to repurchase or redeem Permitted Secured Notes that are secured by Liens subject to the First Lien Intercreditor Agreement, provided further that in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire or replace real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, except to the extent of any such Net Proceeds therefrom that have not been so applied or contractually committed in writing by the end of such 360-day period (and, if so contractually committed in writing but not applied prior to the end of such 360-day period, applied within 90 days of the end of such period), promptly after which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(d)                                 Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2011, the Borrower shall prepay Term Loan Borrowings in an amount equal to:

(x)                                 the excess of (A) 50% of Excess Cash Flow over (B) the amount of prepayments of Term Loans under Section 2.11(a) during such fiscal year for any fiscal year for which the Leverage Ratio at the end of such fiscal year is greater than 3.75 to 1.00,

(y)                                 the excess of (A) 25% of Excess Cash Flow over (B) the amount of prepayments of Term Loans under Section 2.11(a) during such fiscal year for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than or equal to 3.75 to 1.00 and greater than 3.25 to 1.00, and

(z)                                  none of Excess Cash Flow for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than or equal to 3.25 to 1.00.

Each prepayment pursuant to this paragraph shall be made within five Business Days of the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

(e)                                  Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall determine in accordance with Section 2.10(c) and clauses (a), (c) and (d) of this Section 2.11 the Borrowing or Borrowings to be prepaid and shall specify such determination in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11.

(f)                                   The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, (i) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments or 2018 Extended Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section ~~2.08.~~2.08 and (ii) otherwise if a notice of optional prepayment is given under this Section 2.11, such notice of prepayment may be conditioned upon the effectiveness of other credit facilities or the closing of a refinancing transaction, a sale of all or substantially all of the assets of the Borrower and its Subsidiaries or a Change in Control and such notice of prepayment may be revoked if such condition is not satisfied.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 but shall in no event include premium or penalty.

SECTION 2.12.                              Fees.

(a)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each 2018 Extended Revolving Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which the aggregate 2018 Extended Revolving Commitments terminate.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and to but excluding the date on which the aggregate Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears in respect of the Revolving Commitments or 2018 Extended Revolving Commitments on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments or 2018 Extended Revolving Commitments terminate, as applicable.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans.  For purposes of computing commitment fees with respect to 2018 Extended Revolving Commitments, a 2018 Extended Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding 2018 Extended Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)                                 The Borrower agrees to pay (i) to the Administrative Agent for the account of each 2018 Extended Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar 2018 Extended Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of issuance of any Letter of Credit to but excluding the later of the date on which such Lender’s 2018 Extended Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the 2018 Extended Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Original Effective Date, provided that all such fees shall be payable on the date on which the 2018 Extended Revolving Commitments terminate and any such fees accruing after the date on which the 2018 Extended Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  All prepayments of the Series B Tranche B Term Loans effected on or prior to ~~the second anniversary of the Effective Date~~August 20, 2013 with the proceeds of a substantially concurrent issuance or incurrence of new term loans (including with the proceeds of Refinancing Term Loans or Replacement Term Loans and excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayments if the Yield applicable to such new term loans is less than the Yield applicable to the Series B Tranche ~~B Term Loans on the Effective Date.~~ B Term Loans on the Series B Effective Date.  All prepayments of the Series C Tranche B Term Loans effected on or prior to December 3, 2013 with the proceeds of a substantially concurrent issuance or incurrence of new term loans (including with the proceeds of Refinancing Term Loans or Replacement Term Loans and excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayments if the Yield applicable to such new term loans is less than the Yield applicable to the Series C Tranche B Term Loans on the Restatement Effective Date.

(d)                                 The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)                                  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.                              Interest.

(a)                                 The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans or ABR 2018 Extended Revolving Loans as provided in paragraph (a) of this Section 2.13.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and 2018 Extended Revolving Loans, upon termination of the Revolving Commitments and 2018 Extended Revolving Commitments, respectively, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or ABR 2018 Extended Revolving Loan prior to the end of the Revolving Availability Period or 2018 Extended Revolving Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or Federal Funds Effective Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.                              Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

~~(a)~~ (a)               the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Borrowing or (ii) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

~~(b)~~ (b)               the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.                              Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)                                impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor, provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.                              Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan, 2018 Extended Revolving Loan or Tranche B Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (excluding any “floor” applicable pursuant to the definition of Adjusted LIBO Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Notwithstanding the foregoing, no additional amounts shall be due and payable pursuant to this Section 2.16 to the extent that on the relevant due date the Borrower deposits in a Prepayment Account an amount equal to any payment of Eurodollar Loans otherwise required to be made on a date that is not the last day of the applicable Interest Period; provided that on the last day of the applicable Interest Period, the Administrative Agent shall be authorized, without any further action by or notice to or from the Borrower or any other Loan Party, to apply such amount to the prepayment of such Eurodollar Loans.  For purposes of this Agreement, the term “Prepayment Account” shall mean a non-interest bearing account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.16.

SECTION 2.17.                              Taxes.

(a)                                 Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  ~~(i)~~(i)  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the Original Effective Date in the case of each Foreign Lender that is a signatory hereto, and on the date of assignment pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter as reasonably requested by either of the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower (including any documentation demonstrating that such Lender or any Agent has complied with its obligations under FATCA) as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

~~(ii)~~                                                                                (ii)            Without limiting the generality of the foregoing:

(A)                               each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the requesting party two duly completed and executed original copies of Internal Revenue Service Form W-9;

(B)                               each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

~~(i)~~                                                                                   (iii)           duly completed and executed original copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

~~(ii)~~                                                                                (iv)           duly completed and executed original copies of Internal Revenue Service Form W-8ECI;

~~(iii)~~                                                                             (v)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed and executed original copies of Internal Revenue Service Form W-8BEN; or

~~(iv)~~                                                                            (vi)           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)                                   Each Lender shall promptly notify the Borrower (or, in the case of a Participant, the Lender granting the participation only), in writing, of any change in circumstances that, to the knowledge such Lender, would modify or render invalid any claimed exemption or reduction.

(g)                                  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund (whether in cash or by offset against taxes otherwise due) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.18.                              Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                                 The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin Street, 10th Floor, Houston, Texas 77002, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, 2018 Extended Revolving Loans, Tranche B Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, 2018 Extended Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, 2018 Extended Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, 2018 Extended Revolving Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Bank, as applicable, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Tranche B Lender ~~or~~, Revolving Lender or 2018 Extended Revolving Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  If any Revolving Lender or 2018 Extended Revolving Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Revolving Lender or 2018 Extended Revolving Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Revolving Lender or 2018 Extended Revolving Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Revolving Lender or 2018 Extended Revolving Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.                              Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.                              Incremental Extensions of Credit.  At any time during the 2018 Extended Revolving Availability Period, subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add additional term loans (the “Incremental Term Loans”) or additional Revolving Commitments, 2018 Extended Revolving Commitments or Extended Revolving Commitments (the “Incremental Revolver Commitments” and together with the Incremental Term Loans, the “Incremental Extensions of Credit”) in minimum principal amounts of $25,000,000; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the aggregate principal amount set forth below; provided, further, that (x) immediately prior to and after giving effect to any Additional Credit Extension Amendment (as defined below), no Default has occurred or is continuing or shall result therefrom, (y) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available and (z) other than with respect to the incurrence of Series B Tranche B Term Loans incurred prior to the Series B Deadline, on a Pro Forma Basis after giving effect to any such Incremental Extension of Credit the Secured Leverage Ratio of Borrower would be less than or equal to 3.50 to 1.00 as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b).  The Incremental Extensions of Credit:

~~(a)~~ (a)               shall be in ~~an~~ aggregate principal amount not exceeding $500,000,000 (exclusive of (x) any Refinancing Term Loans~~),~~ and (y) Series B Tranche B Term Loans incurred prior to the Series B Deadline)

~~(b)~~ (b)               shall rank pari passu in right of payment and right of security in respect of the Collateral with the Revolving Loans and Tranche B Term Loans, and

~~(c)~~ (c)                 (i) that are Incremental Term Loans, shall have the same terms other than amortization, pricing or maturity date, as the Tranche B Term Loans existing immediately prior to the effectiveness of such Additional Credit Extension Amendment (the “Existing Term Loans”) and (ii) that are Incremental Revolver Commitments shall have the same terms as the Revolving Commitments, 2018 Extended Revolving Commitments or Extended Revolving Commitments existing immediately prior to the effectiveness of such Additional Credit Extension Amendment; provided that (i) if the Yield relating to any Incremental Term Loans (other than Refinancing Term Loans) exceeds the Yield relating to the Tranche B Term Loans, by more than 0.50%, the Applicable Rate relating to the Tranche B Term Loans shall be increased to the extent necessary so that the Yield of the Tranche B Term Loans is equal to the Yield of such Incremental Term Loans minus 0.50%, (ii) other than with respect to Series B Tranche B Term Loans incurred prior to the Series B Deadline, the Incremental Term Loans shall not have a final maturity date earlier than the Tranche B Maturity Date, (iii) other than with respect to Series B Tranche B Term Loans incurred prior to the Series B Deadline, the Incremental Term Loans shall not have a weighted average life to maturity that is shorter than that of the then-remaining weighted average life of the Tranche B Term Loans, and (iv) the Incremental Revolving Commitments shall not require any mandatory commitment reductions, mandatory prepayments or scheduled payments other than those applicable to the Revolving Loans and Revolving Commitments.  The Borrower shall by written notice offer each Lender providing Existing Extensions of Credit (an “Existing Lender”) the opportunity for no less than ~~ten~~three (~~10~~3) Business Days after delivery of the notice to commit to provide its pro rata portion (based on the amount of its outstanding Tranche B Term Loans or outstanding Revolving Loans or 2018 Extended Revolving Loans and unused Revolving Commitments or 2018 Extended Revolving Commitments, as applicable, on the date of such notice) of any requested Incremental Extension of Credit, provided that no Existing Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees.  Any additional bank, financial institution, Existing Lender or other Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent and, in the case of Incremental Extensions of Credit in the form of Incremental Revolving Commitments, the Issuing Bank (any such bank, financial institution, Existing Lender or other Person being called an “Additional Lender”) and shall become a Lender under this Agreement pursuant to an Additional Credit Extension Amendment giving effect to the modifications permitted by this Section 2.20 and, as appropriate, the other Loan Documents and executed by the Borrower, each Additional Lender and the Administrative Agent.  Commitments in respect of Incremental Extensions of Credit shall be Commitments under this Agreement.  An Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20 (including voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)).  The effectiveness of any Additional Credit Extension Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in such Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date).  The proceeds of the Incremental Extensions of Credit shall be used for working capital and general corporate purposes (including Permitted Acquisitions).  The provisions of this Section 2.20 shall override any provision of Section 9.02 to the contrary.

SECTION 2.21.                              Extended Term Loans and Extended Revolving Commitments.

(a)                                 The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.21.  In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:

(i)                                     all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;

(ii)                                 the interest margins with respect to the Extended Term Loans may be different than the Applicable Rate for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment; and

(iii)                             the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the Tranche B Maturity Date.

(b)                                 Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans.

(c)                                  The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request.  Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower).  In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrower).

(d)                                 The Borrower may, with the consent of each Person providing an Extended Revolving Commitment, the Administrative Agent and any Person acting as swingline lender or issuing bank under such Extended Revolving Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Commitments and to incorporate the terms of such Extended Revolving Commitments into this Agreement on substantially the same basis as provided with respect to the Revolving Commitments or the 2018 Extended Revolving Commitments; provided that (i) the establishment of any such Extended Revolving Commitments shall be accompanied by a corresponding reduction in the Revolving Commitments or 2018 Extended Revolving Commitments, as applicable, and (ii) any reduction in the Revolving Commitments or 2018 Extended Revolving Commitments, as applicable, may, at the option of the Borrower, be directed to a disproportional reduction of the Revolving Commitments or 2018 Extended Revolving Commitments of any Lender providing an Extended Revolving Commitment.

(e)                                  Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Lender providing an Extended Revolving Commitment which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents provided in this Section 2.21).  Each Additional Credit Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.  In connection with any Additional Credit Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans or Extended Revolving Commitments are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent.

(f)                                   The provisions of this Section 2.21 shall override any provision of Section 9.02 to the contrary.

SECTION 2.22.                              Defaulting Lenders.

(a)                                 Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender or 2018 Extended Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                                     fees shall cease to accrue on the unfunded portion of the Revolving Commitment or 2018 Extended Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(ii)                                  the Revolving Commitment, 2018 Extended Revolving Commitments, Revolving Exposure, 2018 Extended Revolving Exposure, LC Exposure or Swingline Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender, except to the extent the consent of such Lender would be required under clause (i), (ii), (iii) or (iv) in the proviso to the first sentence of Section 9.02(b);

(iii)                               if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(1)                                 so long as no Event of Default has occurred and is continuing as to which the Administrative Agent has received written notice from the Borrower or a 2018 Extended Revolving Lender, all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures and 2018 Extended Revolving Exposure plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and 2018 Extended Revolving Commitments;

(2)                                 if the reallocation described in clause (1) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank only, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (1) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(3)                                 if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (2) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(4)                                 if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (1) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(5)                                if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (1) or (2) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s 2018 Extended Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(iv)                              so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders  and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(a)(iii), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii)(1) (and such Defaulting Lender shall not participate therein).

(b)                                 If (i) a Bankruptcy Event with respect to a parent entity of any Lender shall occur following the Original Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(c)                                  In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender that is a 2018 Extended Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the 2018 Extended Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s 2018 Extended Revolving Commitment and on such date such Lender shall purchase at par such of the 2018 Extended Revolving Loans of the other 2018 Extended Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold 2018 Extended Revolving Loans in accordance with its Applicable Percentage (whereupon such Lender shall cease to be a Defaulting Lender).

ARTICLE III
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.                              Organization; Power.  Each of Holdings, the Borrower and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority and all governmental rights, qualifications, approvals, authorizations, permits, accreditations, Reimbursement Approvals, licenses and franchises material to the business of the Borrower and the Subsidiaries taken as a whole that are necessary to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.                              Authorization; Enforceability~~.  The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, stockholder action.~~  This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.                              Governmental Approvals; No Conflicts.  The ~~Transactions~~execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the borrowing of the Series C Tranche B Term Loans  and the use of proceeds thereof and the issuance of

Letters of Credit hereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Holdings, the Borrower or any of the Subsidiaries, as applicable, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder, (d) will not result in a Limitation on any right, qualification, approval, permit, accreditation, authorization, Reimbursement Approval, license or franchise or authorization granted by any Governmental Authority, Third Party Payor or other Person applicable to the business, operations or assets of the Borrower or any of the Subsidiaries or adversely affect the ability of the Borrower or any of the Subsidiaries to participate in any Third Party Payor Arrangement except for Limitations, individually or in the aggregate, that are not material to the business of the Borrower and the Subsidiaries, taken as a whole, and (e) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.  There is no pending or, to the knowledge of the Borrower, threatened Limitation by any Governmental Authority, Third Party Payor or any other Person of any right, qualification, approval, permit, authorization, accreditation, Reimbursement Approval, license or franchise of the Borrower, or any Subsidiary, except for such Limitations, individually or in the aggregate, as are not reasonably likely to result in a Material Adverse Effect.  No certifications by any Governmental Authority or any Third Party Payor are required for operation of the business of the Borrower and the Subsidiaries that are not in place, except for such certifications or agreements, the absence of which do not materially and adversely affect the operation of the business.

SECTION 3.04.                              Financial Condition; No Material Adverse Change.

(a)                                 The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2008, December 31, 2009, and December 31, 2010, reported on by PricewaterhouseCoopers LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied.

(b)                                 [reserved].

(c)                                  Except as disclosed in the financial statements referred to above or the notes thereto ~~or in the Information Memorandum~~, after giving effect to the ~~Transactions~~borrowing of the Loans and the debt repayment that occurred on the Original Effective Date, none of the Borrower or its Subsidiaries has, as of the Original Effective Date, any material direct or contingent liabilities.

(d)                                 No event, change or condition has occurred that has had, or is reasonably likely to have, a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Holdings, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2010.

SECTION 3.05.                              Properties.

(a)                                 Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), free and clear of all Liens, except for Permitted Liens and minor defects in title that do not interfere in any material respect with its ability to conduct its business or to utilize such properties for their intended purposes.

(b)                                 Each of Holdings, the Borrower and the Subsidiaries owns, licenses or possesses the right to use all trademarks, trade names, copyrights, patents and other intellectual property material to its business.  The conduct of the businesses of Holdings, the Borrower and the Subsidiaries does not infringe upon the intellectual property rights of any other Person, except for any such infringements that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

(c)                                  Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any of the Subsidiaries as of the Original Effective Date ~~after giving effect to the Transactions~~.

(d)                                 As of the Original Effective Date, neither Holdings or the Borrower nor any of the Subsidiaries has received written notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation.  As of the Original Effective Date, except as set forth on Schedule 3.05, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

SECTION 3.06.                              Litigation and Environmental Matters.

(a)                                 Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Borrower or any Subsidiary, threatened against or affecting Holdings, the Borrower or any Subsidiary, including any relating to any Environmental Law, that are reasonably likely to (i) have a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Loan Parties to consummate the ~~Transactions or the other~~ transactions contemplated hereby.

(b)                                 Except with respect to any other matters that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect, (A) neither Holdings, the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) knows of any basis for any Environmental Liability or (iv) has received any written claim or notice of violation or of potential responsibility regarding any alleged violation of or liability under any Environmental Law; and (B)(i) there has been no Release of Hazardous Materials at, on, under or from any property currently, or to the knowledge of Holdings, the Borrower or any of the Subsidiaries, formerly owned, leased or operated by any of them which could reasonably be expected to result in liability under any Environmental Law on the part of any of them, and (ii) all Hazardous Materials generated, used or stored at, or transported for treatment or disposal from, any properties currently, or to the knowledge of Holdings, Borrower and the Subsidiaries, formerly owned, leased or operated by Holdings, the Borrower or any of the Subsidiaries have been disposed of in a manner that could not reasonably be expected to result in liability under any Environmental Law on the part of any of them.

SECTION 3.07.                              Compliance with Laws and Agreements.  Except with respect to any matters that, individually or in the aggregate, are not material to the business of the Borrower and the Subsidiaries, taken as a whole, each of Holdings, the Borrower and the Subsidiaries is in compliance with all material Requirements of Law applicable to it or its property or operations and all material indentures, agreements and other instruments binding upon it or its property.

SECTION 3.08.                              Investment and Holding Company Status.  Neither Holdings, the Borrower nor any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.09.                              Taxes.  Each of Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so is not reasonably likely to result in a Material Adverse Effect.

SECTION 3.10.                              ERISA.  No ERISA Event has occurred or is reasonably likely to occur that, when taken together with all other such ERISA Events for which liability is reasonably likely to occur, is reasonably likely to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan, except as would not reasonably be likely to result in a Material Adverse Effect.

SECTION 3.11.                              Disclosure.  ~~Neither the Information Memorandum nor any~~None of the ~~other~~ reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the foregoing shall not apply to any projected financial information, and with respect to such projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and as of the Original Effective Date.

SECTION 3.12.                              Subsidiaries.  Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries, Permitted Joint Ventures and Inactive Subsidiaries listed on Schedule 3.12.  Schedule 3.12 sets forth the name of, and the ownership or beneficial  interest of Holdings in, each subsidiary, including the Borrower, and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Original Effective Date.

SECTION 3.13.                              Insurance.  Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries as of the Original Effective Date.  As of the Original Effective Date, all premiums in respect of such insurance have been paid.  Holdings and the Borrower believe that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

SECTION 3.14.                              Labor Matters.  As of the Original Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened.  The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary.  The ~~consummation of the Transactions~~borrowing of the Loans and the debt repayment that occurred on the Original Effective Date will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

SECTION 3.15.                              Solvency.  ~~Immediately after the consummation~~As of the ~~Transactions to occur on the~~Restatement Effective Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date, in each case after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to the Collateral Agreement or by law.

SECTION 3.16.                              Federal Reserve Regulations.  No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U).

SECTION 3.17.                              Reimbursement from Third Party Payors.  The accounts receivable of Holdings, the Borrower and the Subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies required by all applicable Requirements of Law and other Third Party Payor Arrangements to which Holdings, the Borrower or such Subsidiary is subject, and do not exceed in any material respect amounts the Borrower or such Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges.  All billings by Holdings, the Borrower and each Subsidiary pursuant to any Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where failure to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  There has been no intentional or material over-billing or over-collection by the Borrower or any Subsidiary pursuant to any Third Party Payor Arrangements, other than as created by routine adjustments and disallowances made in the ordinary course of business by the Third Party Payors with respect to such billings.

SECTION 3.18.                              Fraud and Abuse.  None of Holdings, the Borrower or any Subsidiary, nor any of their respective partners, members, stockholders, officers or directors, acting on behalf of Holdings, the Borrower or any Subsidiary, have engaged on behalf of Holdings, the Borrower or any Subsidiary in any activities that are prohibited under 42 U.S.C. § 1320a-7, 42 U.S.C. § 1320a-7a,

42 U.S.C. § 1320a-7b, 42 U.S.C. § 1395nn, 31 U.S.C. § 3729 et seq., or the regulations promulgated thereunder, or related Requirements of Law, or under any similar state law or regulation, or that are prohibited by binding rules of professional conduct, including to the extent prohibited by such laws (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment, (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment, (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently, (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made, in whole or in part, pursuant to any Third Party Payor Arrangement to which the foregoing rules and regulations apply and (e) making any prohibited referral for designated health services, or presenting or causing to be presented a claim or bill to any individual, Third Party Payor or other entity for designated health services furnished pursuant to a prohibited referral.  Neither Holdings, the Borrower nor any Subsidiary shall be considered to be in breach of this Section 3.18 so long as (a) it shall have taken such actions (including implementation of appropriate internal controls) as may be reasonably necessary to prevent such prohibited actions and (b) such prohibited actions as have occurred, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

SECTION 3.19.                              USA PATRIOT Act, Etc.  Holdings and each of its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

Conditions

SECTION 4.01.                              ~~Effective Date~~[Reserved].  ~~The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):~~

~~(a)                                 The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.~~

~~(b)                                 The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Dechert LLP,~~

~~counsel for Holdings and the Borrower, substantially in the form of Exhibit B-1, and (ii) local counsel in each jurisdiction where a Subsidiary is organized as specified on Schedule 4.01 or a Mortgaged Property is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.~~

~~(c)                                  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.~~

~~(d)                                 The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.~~

~~(e)                                  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.~~

~~(f)                                   The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received (i) a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer and a legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released and (ii) control agreements for each deposit and securities account as contemplated by the Collateral Agreement, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance with the Collateral and Guarantee Requirement by any Loan Party.~~

~~(g)                                  (i) The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and (ii) the Administrative Agent shall have received a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.07 including, without limitation, flood insurance policies (to the extent required in order to comply with applicable law) and the applicable provisions of the Security Documents, each of which (w) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (x) shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, (y) in the case of flood insurance, shall (I) identify the addressee of each property located in a special flood hazard area, (II) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (III) provide that the insurer will give the Administrative Agent 45 days’ written notice of~~

~~cancellation or non-renewal and (z) shall be otherwise in form and substance reasonably satisfactory to the Administrative Agent.~~

~~(h)                                 All obligations under or relating to the Existing Credit Agreement (other than customary indemnification obligations) and all liens, guarantees and security interests granted in respect thereof (including all adequate protection obligations related thereto) shall have been discharged, and the terms and conditions of such discharge shall be satisfactory to the Administrative Agent.  The Administrative Agent shall have received payoff and release letters with respect to the Existing Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent.~~

~~(i)                                     The Administrative Agent shall have received documentation in support of the repayment arrangements with respect to the Holdings Senior Subordinated Notes in form and substance reasonably satisfactory to the Administrative Agent.~~

~~(j)                                    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the president or a vice president of the Borrower or a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, together with such other evidence reasonably requested by the Lenders, confirming the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions.~~

~~(k)                                 The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the president or a vice president of the Borrower or a Financial Officer, substantially in the form attached hereto as Exhibit H.~~

~~(l)                                     The Debt Tender Offer shall have been consummated or shall be consummated substantially simultaneous with the initial funding of the Loans.~~

~~The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.~~

SECTION 4.02.                              Each Credit Event.  The obligation of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, including, without limitation, on the Restatement Effective Date, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

~~(a)~~ (a)               The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

~~(b)~~ (b)               At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.                              Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

~~(a)~~ (a)               within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year of Holdings commencing with the fiscal year ended December 31, 2011, (i) its audited consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) if at any time Holdings is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Holdings and its consolidated Subsidiaries;

~~(b)~~ (b)               within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of Holdings commencing with the fiscal quarter ending June 30, 2011, its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

~~(c)~~ (c)                 concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with Sections 6.13 and 6.14 (including (x) any prepayment of the Loans as set forth in the definition of “Leverage Ratio” and (y) any exercise of the rights set forth in Section 7.02) and (B) in the case of financial statements delivered under paragraph (a) above beginning in 2012 with respect to fiscal year 2011, reasonably detailed calculations of Excess Cash Flow, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) certifying as to the calculation of Consolidated EBITDA on a Pro Forma Basis for the four fiscal quarter period ending on the date of such financial statements and accompanied by reasonably detailed supporting evidence, it being understood that each of the calculations described in this paragraph (c) shall provide a reconciliation to the financial statements delivered under paragraphs (a) and (b) above;

~~(d)~~ (d)               commencing with the delivery of audited financial statements of Holdings for the fiscal year ended December 31, 2011, concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

~~(e)~~ (e)                 concurrently with the issuance of any Indebtedness permitted by Sections 6.01(a)(xii), or a Restricted Payment permitted by Section 6.08(a)(x), a certificate of a Financial Officer certifying as to (i) the Holdings Leverage Ratio or Leverage Ratio, as the case may be, accompanied by reasonably detailed supporting evidence, (ii) the use of proceeds from such issuance and (iii) whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, it being understood that each of the calculations described in this paragraph (e) shall provide a reconciliation to the financial statements delivered under paragraphs (a) and (b) above;

~~(f)~~ (f)                   within 30 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

~~(g)~~ (g)                 promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, as applicable; and

~~(h)~~ (h)               promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary or any Plan, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to subsection 5.01(a), (b), (d) or (g) may at the Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s (or Holdings’ or any Parent’s) website on the Internet at the website address previously provided to the Administrative Agent in writing (or such other website address as the Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Borrower’s (or Holdings’ or any Parent’s) behalf on an Internet or intranet website to which each Lender, the Administrative Agent and the Collateral Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon the reasonable request of the Administrative Agent or the Collateral Agent with respect to any specific document so delivered electronically, the Borrower shall promptly deliver a physical copy of such document and (ii) the Borrower shall notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting by the Borrower of any such documents on any such website (other than a website maintained for or sponsored by the Administrative Agent) and the electronic location at which such documents may be accessed.

SECTION 5.02.                              Notices of Material Events.  Holdings and the Borrower will furnish to the Administrative Agent (for distribution to each Lender), through the Administrative Agent, written notice of the following promptly after obtaining knowledge thereof:

~~(a)~~ (a)               the occurrence of any Default;

~~(b)~~ (b)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Subsidiary that, if adversely determined, is reasonably likely to result in a Material Adverse Effect;

~~(c)~~ (c)                 the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $20,000,000;

~~(d)~~ (d)               the receipt by Holdings, the Borrower or any Subsidiary of (i) any notice of any loss of (A) accreditation from the Joint Commission on Accreditation of Healthcare Organizations or (B) any governmental right, qualification, permit, accreditation, approval, authorization, Reimbursement Approval, license or franchise or (ii) any notice, compliance order or adverse report issued by any Governmental Authority or Third Party Payor that, if not promptly complied with or cured, could result in (A) the suspension or forfeiture of any material governmental right, qualification, permit, accreditation, approval, authorization, Reimbursement Approval, license or franchise necessary for the Borrower or any Subsidiary to carry on its business as now conducted or as proposed to be conducted or (B) any other material Limitation imposed upon the Borrower or any Subsidiary;

~~(e)~~ (e)                 any Change in Law of the type described in clause (a) or (b) of such definition relating to any Third Party Payor Arrangement that could reasonably be expected to have a material and adverse effect on the ability of the Borrower or any Subsidiary to carry on its business as now conducted or as proposed to be conducted; and

~~(f)~~ (f)                   any other development that results in, or is reasonably likely to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.                              Information Regarding Collateral.

(a)                                 The Borrower will furnish to the Collateral Agent prompt written notice (but in no event later than 90 days) of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of incorporation or organization of any Loan Party or (iii) in any Loan Party’s organizational identification number.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 Each year, at the time of delivery of annual financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Original Effective Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.04.                              Existence; Conduct of Business.  Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, accreditations, authorizations, Reimbursement Approvals, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05.                              Payment of Obligations.  Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.06.                              Maintenance of Properties.  Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07.                              Insurance.  ~~(i)~~

(i) Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (which may include self-insurance), (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents.  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

~~(ii)~~                                                                                  (ii)                                  If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or any successor statute thereto), then Holdings and the Borrower shall, or shall cause each Loan Party to (x) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.08.                              Casualty and Condemnation.  The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09.                              Books and Records; Inspection and Audit Rights.  Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including environment assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be provided the opportunity to participate in any such discussions with its independent accountants), all at such reasonable times and as often as reasonably requested.

SECTION 5.10.                              Compliance with Laws.  Each of Holdings and the Borrower will cause each of the Subsidiaries to comply with all Requirements of Law, including Environmental Laws, applicable to it or its property, except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.11.                              Use of Proceeds and Letters of Credit.  The proceeds of the Series C Tranche B Term Loans ~~and any Revolving Loans~~ borrowed on the Restatement Effective Date will be used by the Borrower on the Restatement Effective Date~~, solely for (i) the payment of the Transaction Costs, (ii) the payment of all principal, interest, fees and other amounts outstanding under the Existing Credit Agreement, (iii) the repurchase or redemption of a portion of the Existing Subordinated Notes in an aggregate principal amount pursuant to this subclause (iii) not to exceed $266,500,000, including any premium payments associated therewith, and (iv) the redemption of all of the Holdings Senior Subordinated Notes outstanding~~ solely to refinance the Tranche B Term Loans under the Original Credit Agreement and to pay related fees and expenses.  The proceeds of Revolving Loans ~~borrowed after the Effective Date~~or 2018 Extended Revolving Loans, Swingline Loans and Letters of Credit will be used by the Borrower for working capital and general corporate purposes (including Permitted Acquisitions).  ~~The proceeds of the Revolving Loans (except as described above), Swingline Loans and Letters of Credit will be used only for working capital and other general corporate purposes.~~  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12.                              Additional Subsidiaries; Succeeding Holdings.

(a)                                 If any additional Subsidiary (other than a Consolidated Practice) is formed or acquired after the Original Effective Date (or if (x) any Inactive Subsidiary that is not a Subsidiary Loan Party ceases to qualify as an Inactive Subsidiary or (y) a Permitted Joint Venture that is not otherwise a Permitted Joint Venture Loan Party becomes a wholly owned Subsidiary of the Borrower), the Borrower will, promptly after such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

(b)                                 Upon the addition of a Succeeding Holdings, the Borrower will notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to the Succeeding Holdings.

SECTION 5.13.                              Further Assurances.

(a)                                 Each of Holdings, each Succeeding Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.  Each of Holdings and the Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)                                 If any material assets (including any real property (other than any leased real property) which constitutes a Material Real Property) are acquired by the Borrower or any Subsidiary Loan Party after the Original Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien in favor of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 5.13, all at the expense of the Loan Parties, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph by any Loan Party.

SECTION 5.14.                              Post-Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule; provided that the Administrative Agent or Collateral Agent, as applicable, may in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.                              Indebtedness; Certain Equity Securities.

(a)                                 Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)                                     Indebtedness created under the Loan Documents;

(ii)                                 [reserved];

(iii)                             ~~the Existing Subordinated Notes, to the extent not repurchased pursuant to the Debt Tender Offer, in an aggregate principal amount not to exceed $345,000,000 and extensions, renewals and replacements of the Existing Subordinated Notes, provided that such extending, renewal or replacement Indebtedness (A) shall not be in a principal amount that exceeds the principal amount of the Existing Subordinated Notes being extended, renewed or replaced (plus accrued interest and premium thereon), (B) shall not have a maturity date that is earlier than the date that is 180 days after the Tranche B Maturity Date or a weighted average life that is shorter than that of the then-remaining weighted average life of the Tranche B Term Loans, (C) at the time of such extension renewal or replacement, no Default or Event of Default shall have occurred and be continuing and (D) there is no obligor of such Indebtedness that is not either (x) an obligor of such Indebtedness on the Effective Date or (y) otherwise permitted to incur such Indebtedness by another clause of this Section 6.01;~~[reserved];

(iv)                              Indebtedness existing on the Original Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus accrued interest and premium thereon), (B) shall not have an earlier maturity date or a decreased weighted average life than the Indebtedness being extended, renewed or replaced, (C) shall be subordinated to the Obligations on the same terms (or, from a Lender’s perspective, better terms) as the Indebtedness being extended, renewed or replaced and (D) there is no obligor of such Indebtedness that is not either (x) an obligor of such Indebtedness on the Original Effective Date or (y) otherwise permitted to incur such Indebtedness by another clause of this Section 6.01;

(v)                                 Indebtedness of the Borrower owed to any Subsidiary and of any Subsidiary owed to the Borrower or any other Subsidiary, provided that Indebtedness of the Borrower owed to any Subsidiary and Indebtedness of any Subsidiary Loan Party owed to the Borrower or any other Subsidiary shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; provided further that, (A) Indebtedness owed to any Insurance Subsidiary by the Borrower or any other Subsidiary shall be limited in principal amount to the aggregate amount of Investments made in such Insurance Subsidiary pursuant to Section 6.04(xx) and (B)

notwithstanding the first proviso above, such Indebtedness shall only be subordinated to the extent permitted by applicable laws or regulations;

(vi)                              Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed is permitted by this Section 6.01, (B) Guarantees permitted under this clause (vi) shall be subordinated to the Obligations of the Borrower or the applicable Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (C) except in the case of Foreign Subsidiaries that provide Guarantees of Indebtedness of other Foreign Subsidiaries, no Subsidiary shall Guarantee any Indebtedness unless it is a Subsidiary Loan Party;

(vii)                           Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (including the principal and any accrued but unpaid interest or premium in respect thereof), provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed at any time outstanding the greater of (x) $60,000,000 and (y) 6.0% of Consolidated Tangible Assets as of the end of the immediately preceding fiscal quarter;

(viii)                       (A) Indebtedness of any Person that becomes a Subsidiary after the ~~date hereof~~Original Effective Date, provided that (1) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (2) the aggregate amount of Indebtedness permitted by this clause (viii) (including subclause (B)) shall not exceed $50,000,000 at any time outstanding, and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause (A) that do not increase the outstanding principal amount (plus accrued interest and premium) thereof;

(ix)                              Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x)                                 Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business;

(xi)                              Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07;

(xii)                           with respect to Holdings, Qualified Holdings Discount Debt; provided that other than with respect to any additional principal amounts resulting from the accrual of pay-in-kind interest, (A) such Indebtedness may only be issued or incurred to the extent that after giving effect to the incurrence of such additional Indebtedness on a Pro Forma Basis, the Holdings

Leverage Ratio would be less than 5.50 to 1.00 and (B) no Default has occurred and is continuing or would result therefrom;

(xiii)                      [reserved];

(xiv)                       Indebtedness representing deferred compensation to employees of the Borrower and the Subsidiaries incurred in the ordinary course of business;

(xv)                          Indebtedness in respect of promissory notes issued to physicians, consultants, employees or directors or former employees, consultants or directors in connection with repurchases of Equity Interests permitted by Section 6.08(a)(iii);

(xvi)                       Indebtedness of any Foreign Subsidiary or any Subsidiary of the Borrower that is not a Loan Party in an amount not to exceed $50,000,000 at any time outstanding;

(xvii)                    (x) Permitted Debt Securities so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto and, except in the case of Refinancing Debt Securities, on a Pro Forma Basis the Leverage Ratio is less than or equal to 5.25 to 1.00 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to the incurrence of such Permitted Debt Securities and (y) any Refinancing Indebtedness in respect of Indebtedness permitted by this clause 6.09(a)(xvii);

(xviii)                 other Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not exceeding $200,000,000 at any time outstanding;

(xix)                       ~~in the case of Holdings, the Qualified Holdings Floating Rate Notes; and~~[reserved]; and

(xx)                          Cash Management Obligations.

(b)                                 The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, issue any preferred Equity Interests.

(c)                                  Holdings will not issue any preferred Equity Interests other than Qualified Preferred Stock.

SECTION 6.02.                              Liens.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (collectively, “Permitted Liens”):

(i)                                     Liens created by the Loan Documents;

(ii)                                  Permitted Encumbrances;

(iii)                               any Lien on any property or asset of the Borrower or any Subsidiary existing on the Original Effective Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Original Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

(iv)                              any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the ~~date hereof~~Original Effective Date prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (B) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium thereon);

(v)                                 Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by clause (vii) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(vi)                              Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(vii)                         Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(viii)                      Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(ix)                              licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

(x)                                 Liens on assets of any Foreign Subsidiary securing Indebtedness (and related obligations) permitted by Section 6.01(a)(xvi);

(xi)                              Liens on assets of the Borrower or the Subsidiaries not otherwise permitted by this Section 6.02, so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $25,000,000 at any time outstanding, provided that in no event shall Holdings, the Borrower or any Subsidiary create, incur, assume or permit to exist any Lien on any Equity Interests of the Borrower or any Subsidiary; and

(xii)                           Liens on the Collateral securing Permitted Secured Notes; provided that the holders thereof (or the collateral agent for such holders) shall have entered into the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable.

SECTION 6.03.                              Fundamental Changes.

(a)                                 Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all the obligations the Borrower under the Loan Documents, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary Loan Party, is or becomes a Subsidiary Loan Party concurrently with such merger, (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any asset sale permitted by Section 6.05(g) may be effected through the merger of a subsidiary of the Borrower with a third party, provided that any such merger referred to in clauses (i), (ii) or (iv) above involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)                                 The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Original Effective Date and businesses reasonably related or incidental thereto.

(c)                                  Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and engaging in corporate and administrative functions and other activities incidental thereto.  Holdings will not own or acquire any assets (other than Equity Interests of the Borrower and the cash proceeds of any Restricted Payments permitted by Section 6.08 or proceeds of any issuance of Indebtedness or Equity Interests permitted by this Agreement pending application as required by this Agreement) or incur any liabilities (other than liabilities under and permitted to be incurred under the Loan Documents and liabilities reasonably incurred in connection with its maintenance of its existence and activities incidental thereto).  Notwithstanding the foregoing, Holdings shall be permitted to enter into transactions, engage in activities and maintain assets or incur liabilities in respect of ~~the Qualified Holdings Floating Rate Notes or~~ Swap Agreements related to Indebtedness of Holdings permitted hereunder.

SECTION 6.04.                              Investments, Loans, Advances, Guarantees and Acquisitions.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, “Investments”), except:

(i)                                     Permitted Acquisitions;

(ii)                                  Permitted Investments;

(iii)                               Investments set forth on Schedule 6.04;

(iv)                              Investments by Holdings in the Borrower and by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in the definition of “Collateral and Guarantee Requirement”) and (B) the aggregate amount of investments (other than investments set forth on Schedule 6.04) by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(v) and outstanding Guarantees permitted to be incurred under clause (B) to the proviso to Section 6.04(vi)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(v)                                 loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(iv) and outstanding Guarantees permitted under clause (B) to the proviso to Section 6.04(vi)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(vi)                             Guarantees constituting Indebtedness permitted by Section 6.01, provided that (and without limiting the foregoing) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(iv) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(v)) shall not exceed $15,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(vii)                          receivables or other trade payables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any such Subsidiary deems reasonable under the circumstances;

(viii)                      Investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

(ix)                              Investments by the Borrower or any Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(x)                                 loans or advances by the Borrower or any Subsidiary to employees and other individual service providers made in the ordinary course of business (including travel, entertainment and relocation expenses) of the Borrower or any Subsidiary not exceeding $2,500,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

(xi)                             Investments in the form of Swap Agreements permitted by Section 6.07;

(xii)                         Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(xiii)                      Investments received in connection with the dispositions of assets permitted by Section 6.05;

(xiv)                       Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(xv)                          Investments in Permitted Joint Ventures; provided that, if at the time of any such Investment pursuant to this Section 6.04(xv), on a Pro Forma Basis, the Secured Leverage Ratio of the Borrower equals or exceeds 2.50 to 1.00, the aggregate amount of Investments in Permitted Joint Ventures (together with the aggregate amount of Investments in Permitted Real Estate Joint Ventures permitted under Section 6.04(xvi)) shall not exceed $250,000,000 outstanding at any time plus an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(xvi)                       Investments in Permitted Real Estate Joint Ventures; provided that, if at the time of any such Investment pursuant to this Section 6.04(xvi), on a Pro Forma Basis, the Secured Leverage Ratio of the Borrower equals or exceeds 2.50 to 1.00, the aggregate amount of Investments in Permitted Real Estate Joint Ventures (together with the aggregate amount of Investments in Permitted Joint Ventures permitted under Section 6.04(xv)) shall not exceed $250,000,000 outstanding at any time plus an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(xvii)                    payments, loans, advances to, and investments in, Consolidated Practices in the ordinary course of business and consistent with past practice in satisfaction of their obligations under any management services agreements;

(xviii)               Investments by the Borrower or any Subsidiary (including Investments in Permitted Joint Ventures) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future advances, not exceeding the Available Amount immediately prior to the time of the making of any such Investment;

(xix)                       Investments by the Borrower or any Subsidiary (including Investments in Permitted Joint Ventures) in an aggregate amount not to exceed the sum of (A) $100,000,000 and (B) an amount equal to any returns (including dividends, interest, distributions, returns of principal and profits on sale) actually theretofore received in cash in respect of any such investment, loan or advance (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); and

(xx)                          Investments, loans and advances by the Borrower or any Subsidiary to any Insurance Subsidiary in an amount equal to (A) the capital required under the applicable laws or regulations of the jurisdiction in which such Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Insurance Subsidiary plus (B) any reasonable general corporate and overhead expenses of such Insurance Subsidiary.

SECTION 6.05.                              Asset Sales.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

~~(a)~~ (a)               sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

~~(b)~~ (b)               sales, transfers and dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

~~(c)~~ (c)                 sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;

~~(d)~~ (d)               sales, transfers and dispositions of property to the extent such property constitutes an investment permitted by clauses (ii), (viii), (xii) and (xiv) of Section 6.04;

~~(e)~~ (e)                 sale and leaseback transactions permitted by Section 6.06;

~~(f)~~ (f)                   dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

~~(g)~~ (g)                 sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section 6.05, provided that the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $200,000,000 during the term of this Agreement (excluding any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2,500,000);

~~(h)~~ (h)               exchanges of property for similar replacement property for fair value; and

~~(i)~~ (i)                       assets set forth on Schedule 6.05;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (c) and (f) above) shall be made for fair value and (other than those permitted by paragraphs (b), (d) and (h) above) for at least 75% cash consideration; plus (for all such sales, transfers, leases and other dispositions permitted hereby) an aggregate additional amount of non-cash consideration in the amount of $35,000,000 (it being understood that for purposes of paragraph (a) above, accounts receivable received in the ordinary course and any property received in exchange for used, obsolete, worn out or surplus equipment or property and any non-cash consideration that was actually converted into cash within 6 months following the applicable sale, transfer, lease or other disposition by the Borrower or any of its Subsidiaries shall be deemed to constitute cash consideration).

SECTION 6.06.                              Sale and Leaseback Transactions.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (x) any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 120 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset or (y) sale and leaseback transactions with respect to properties acquired after the Original Effective Date, where the Fair Market Value of such properties in the aggregate does not to exceed $50,000,000.

SECTION 6.07.                              Swap Agreements.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of the Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, the Borrower or any Subsidiary.

SECTION 6.08.                              Restricted Payments; Certain Payments of Indebtedness.

(a)                                 Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)                                     each of Holdings and the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii)                                  Subsidiaries may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests;

(iii)                               Holdings may (or may make Restricted Payments to allow a Parent to) purchase or redeem (and the Borrower may declare and pay dividends or make other distributions to Holdings, the proceeds of which are used by Holdings or a Parent to purchase or redeem) Equity Interests of Holdings or a Parent (x) acquired by employees, consultants or directors of Holdings, the Borrower or any Subsidiary upon such Person’s death, disability, retirement or termination of employment, provided that the aggregate amount of such purchases or redemptions under this clause (iii)(x) shall not exceed $15,000,000 in any fiscal year (and, to the extent that the aggregate amount of purchases or redemptions made in any fiscal year pursuant to this clause (iii)(x) is less than $15,000,000, the amount of such difference may be carried forward and used for such purpose in the following fiscal year) and $40,000,000 in the aggregate and (y) in connection with Holdings’ stock repurchase program announced prior to the Original Effective Date authorizing the repurchase shares of Holdings’ common stock for aggregate consideration not to exceed $55,000,000;

(iv)                              the Borrower may make Restricted Payments to Holdings to be used by Holdings solely to pay (or to make Restricted Payments to allow a Parent to pay) its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of employees) and other expenses in its capacity as the parent of Borrower incurred by Holdings or a Parent in the ordinary course of its business, provided that such Restricted Payments shall not exceed $5,000,000 in any fiscal year;

(v)                                 the Borrower may make Restricted Payments to Holdings in an amount necessary to enable Holdings to pay (or make Restricted Payments to allow a Parent to pay) the Taxes directly attributable to (or arising as a result of) the operations of a Parent, Holdings, the Borrower and the Subsidiaries, provided that (A) the amount of any such Restricted Payments pursuant to this clause (v) shall not exceed the amount of such Taxes that ~~the~~ Borrower and ~~the~~/or its Subsidiaries ~~would be required to pay in respect of Federal, state and local taxes were the~~, as applicable, would have paid had Borrower and ~~the~~/or its Subsidiaries ~~to pay such taxes as stand-alone taxpayers (including any interest or penalties thereon, if applicable~~, as applicable, been a stand-alone taxpayer (or a stand-alone group) and (B) all Restricted Payments made to Holdings or a Parent pursuant to this clause (v) are used by Holdings or a Parent for the purposes specified herein within ~~20~~90 days of the receipt thereof;

(vi)                              cashless repurchases of Equity Interests of Holdings deemed to occur upon exercise of stock options or warrants or upon vesting of common stock, if such Equity Interests represent a portion of the exercise price or withholding obligations of such options, warrants or common stock;

(vii)                           [reserved];

(viii)                      the Borrower may make Restricted Payments to Holdings to pay management, consulting and advisory fees to any Sponsor or Sponsor Affiliate to the extent permitted by Section 6.09;

(ix)                              the Borrower may make Restricted Payments to Holdings in an amount necessary to permit Holdings to pay (or to make Restricted Payments to allow a Parent to pay) interest in cash (including interest previously paid “in kind” or added to the principal amount thereof) and, with respect to subclause (x) of this Section 6.08(a)(ix) only, principal in cash on (x) ~~Qualified Holdings Floating Rate Notes~~[reserved] or (y) additional Qualified Holdings Discount Debt, but, in the case of this clause (y), only to the extent the proceeds (together with a pro rata portion of related transaction expenses paid from such proceeds) of such additional Qualified Holdings Discount Debt were used to make Capital Expenditures (without giving effect to the proviso in the definition of the term “Capital Expenditures”), prepay Tranche B Term Loans, make Investments pursuant to Section 6.04(xvii) or repay, redeem, defease or otherwise refinance any Qualified Holdings Discount Debt previously issued hereunder or were Otherwise Applied, provided that (A) no Default has occurred and is continuing or would result therefrom and (B) all Restricted Payments made pursuant to this clause (ix) are used by Holdings or a Parent for the purposes specified herein within 20 days of receipt thereof;

(x)                                 the Borrower and the Subsidiaries may make additional Restricted Payments (and Holdings may make Restricted Payments with such amounts received from the Borrower) in an aggregate amount not exceeding the Available Amount immediately prior to the time of the making of such Restricted Payment; provided that (A) immediately prior to and after giving effect to such Restricted Payment, the Borrower is in compliance with the Financial Performance Covenant and (B) no Default has occurred and is continuing or would result therefrom;

(xi)                             the Borrower may make Restricted Payments to Holdings to pay any non-recurring fees, cash charges and cost expenses incurred in connection with the issuance of Equity Interests or Indebtedness, in each case only to the extent that such transaction is not consummated;

(xii)                          the Borrower and its Subsidiaries may make additional Restricted Payments (and Holdings may make Restricted Payments with such amounts received from the Borrower) in an aggregate amount not to exceed $50,000,000; provided that no Default or Event of Default has occurred and is continuing or would result therefrom; ~~and~~

(xiii)                      Holdings may make Restricted Payments with the Net Proceeds received by Holdings from any issuance of any Equity Interests (or capital contribution in respect thereof) or Qualified Holdings Discount Debt to the extent such Net Proceeds are not contributed or otherwise received by the Borrower or any of the Subsidiaries; provided that no Default or Event of Default has occurred and is continuing or would result therefrom~~.~~; and

(xiv)                       the Borrower and its Subsidiaries may make additional Restricted Payments (and Holdings may make Restricted Payments with such amounts received from the Borrower); provided that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis, after giving effect to any such Restricted Payment pursuant to this clause (xiv), the Leverage Ratio does not exceed 2.75 to 1.00.

(b)                                 The Borrower will not nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, any Subordinated Indebtedness (other than ~~the Existing Subordinated Notes and~~ intercompany loans among Subsidiaries and the Borrower) or Permitted Debt Securities issued pursuant to Section 6.01(xvii) (other than Permitted Secured Notes (x) that are secured by Liens subject to the First Lien Intercreditor Agreement or (y) the proceeds of which are used to repay Term Loans) (“Specified Indebtedness”), except:

(i)                                     payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than, in the case of Subordinated Indebtedness, as prohibited by the subordination provisions thereof;

(ii)                                 the conversion or exchange of any Specified Indebtedness into, or redemption, repurchase, prepayment, defeasance or other retirement of any such Indebtedness with the Net Proceeds of the issuance by Holdings or a Parent of, (A) Equity Interests (or capital contributions in respect thereof) of Holdings or a Parent after the Original Effective Date to the extent not Otherwise Applied or (B) Qualified Holdings Discount Debt, plus any fees and expenses in connection with such conversion, exchange, redemption, repurchase, prepayment, defeasance or other retirement;

(iii)                             so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the prepayment, redemption, defeasance, repurchase or other retirement of Specified Indebtedness for an aggregate purchase price not to exceed the Available Amount; and

(iv)                              refinancings of Indebtedness to the extent the Indebtedness being incurred in connection with such refinancing is permitted by Section 6.01.

SECTION 6.09.                              Transactions with Affiliates.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

~~(a)~~ (a)               transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties,

~~(b)~~ (b)               (i) transactions between or among the Borrower and the Subsidiary Loan Parties, and (ii) transactions between or among the Borrower and its Subsidiaries in the ordinary course of business,

~~(c)~~ (c)                 any investment permitted under Section 6.04(iv), 6.04(v), 6.04(vii) or 6.04(xiii),

~~(d)~~ (d)               any Indebtedness permitted under Section 6.01(a)(v) and Section 6.01(a)(xii),

~~(e)~~ (e)                 any Restricted Payment permitted under Section 6.08,

~~(f)~~ (f)                   loans or advances to employees permitted under Section 6.04,

~~(g)~~ (g)                 any lease entered into between the Borrower or any Subsidiary, as lessee, and any of the Affiliates (as of the Original Effective Date) of the Borrower or entity controlled by such Affiliates, as lessor, which is approved in good faith by a majority of the disinterested members of the Board of Directors of the Borrower,

~~(h)~~ (h)               so long as no Default described in Section 7.01(b) and no Event of Default has occurred and is continuing, the Borrower may pay, or may pay cash dividends to enable Holdings to pay, (A) customary management, consulting, monitoring or advisory fees to the Sponsor or any Sponsor Affiliates in an aggregate amount not greater than $2,500,000 during any fiscal year (plus any unpaid management, consulting, monitoring or advisory fees within such amount accrued in any prior year) and (B) fees in respect of any financings, acquisitions or dispositions with respect to which the Sponsor or any Sponsor Affiliate acts as an adviser to Holdings, the Borrower or any Subsidiary in an amount not to exceed 2.0% of the value of any such transaction,

~~(i)~~ (i)                       any contribution to the capital of Holdings directly or indirectly by the Permitted Investors or any purchase of Equity Interests of Holdings by the Permitted Investors not prohibited by this Agreement,

~~(j)~~ (j)                     the payment of reasonable fees to directors of Holdings, the Borrower or any Subsidiary who are not employees of Holdings, the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings, the Borrower or any Subsidiary in the ordinary course of business,

~~(k)~~ (k)               any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s or Holdings’ Board of Directors (or a committee thereof),

~~(l)~~ (l)                       transactions pursuant to agreements set forth on Schedule 6.09 and any amendments thereto to the extent such amendments are not materially less favorable to the Borrower or such Subsidiary Loan Party than those provided for in the original agreements,

~~(m)~~ (m)       employment, change in control and severance arrangements entered into in the ordinary course of business and approved by the Borrower’s or Holdings’ Board of Directors (or a committee thereof) between a Parent, Holdings, the Borrower or any Subsidiary and any employee thereof, and

~~(n)~~ (n)               payments by the Borrower or any of its Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Insurance Subsidiary.

SECTION 6.10.                              Restrictive Agreements.

(a)                                 Subject to clauses (b) through (d) below, neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary.

(b)                                 The foregoing clause (a) shall not apply to restrictions and conditions (i) imposed by law or by any Loan Document, ~~Existing Subordinated Notes Document,~~ Qualified Holdings Discount Debt~~, Qualified Holdings Floating Rate Notes Document~~ or documentation governing any Permitted Debt Securities, or Indebtedness of a Foreign Subsidiary permitted to be incurred under this Agreement (provided that such restrictions shall apply only to such Foreign Subsidiary), (ii) existing on the ~~date hereof~~Original Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) imposed on any Consolidated Practice by (and for the benefit of) any Loan Party and (v) imposed by any customary provisions restricting assignment of any agreement entered into the ordinary course of business.

(c)                                  The foregoing clause (a)(i) shall not apply to restrictions or conditions (i) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (ii) imposed by customary provisions in leases restricting the assignment thereof.

(d)                                 The foregoing clause (a)(ii) shall not apply to customary provisions in joint venture agreements relating to purchase options, rights of first refusal or call or similar rights of a third party that owns Equity Interests in such joint venture.

SECTION 6.11.                              Amendment of Material Documents.  Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a)  ~~any Existing Subordinated Notes Document~~[reserved], (b) the documentation governing any Permitted Debt Securities or (c) its certificate of incorporation, by-laws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12.                              [Reserved].

SECTION 6.13.                              Leverage Ratio.  The Borrower will not permit the Leverage Ratio as of any date set forth below to exceed the ratio set forth opposite such date:

Date	Ratio

June 30, 2011	6.00 to 1.00

September 30, 2011	6.00 to 1.00

December 31, 2011	5.75 to 1.00

March 31, 2012	5.50 to 1.00

June 30, 2012	5.25 to 1.00

September 30, 2012	5.00 to 1.00

December 31, 2012	4.75 to 1.00

March 31, 2013	4.50 to 1.00

June 30, 2013	4.50 to 1.00

September 30, 2013	4.50 to 1.00

December 31, 2013	4.50 to 1.00

March 31, 2014	4.50 to 1.00

June 30, 2014	4.50 to 1.00

September 30, 2014	4.50 to 1.00

December 31, 2014	4.50 to 1.00

March 31, 2015	4.50 to 1.00

June 30, 2015	4.50 to 1.00

September 30, 2015	4.50 to 1.00

December 31, 2015	4.50 to 1.00

Date	Ratio

March 31, 2016	4.50 to 1.00

June 30, 2016	4.50 to 1.00

September 30, 2016	4.50 to 1.00

December 31, 2016	4.50 to 1.00

March 31, 2017	4.50 to 1.00

June 30, 2017	4.50 to 1.00

September 30, 2017	4.50 to 1.00

December 31, 2017	4.50 to 1.00

March 31, 2018	4.50 to 1.00

SECTION 6.14.                              Maximum Capital Expenditures.

(a)                                 The Borrower will not, nor will it permit any Subsidiary to, incur or make any Capital Expenditures except and as set forth below:

Fiscal Year	Maximum Capital Expenditures
2011	$125.0 million
2012	$125.0 million
2013	$125.0 million
2014	$125.0 million
2015	$125.0 million
2016	$125.0 million
2017	$125.0 million
2018	$125.0 million

; provided that if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.14 for such fiscal year (including any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (not including any carryover) may be added to the amount of Capital Expenditures permitted under this Section 6.14 for the immediately succeeding (but not any other) fiscal year.

ARTICLE VII

Events of Default

SECTION 7.01.                              Events of Default.  If any of the following events (any such event, an “Event of Default”) shall occur:

~~(a)~~ (a)               the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

~~(b)~~ (b)               the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

~~(c)~~ (c)                 any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation or warranty shall prove to have been incorrect in any respect) when made or deemed made;

~~(d)~~ (d)               Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03, 5.04 (with respect to the existence of Holdings and the Borrower), 5.11 or in Article VI;

~~(e)~~ (e)                 Holdings, the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

~~(f)~~ (f)                   Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

~~(g)~~ (g)                 any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness;

~~(h)~~ (h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

~~(i)~~ (i)                       Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

~~(j)~~ (j)                     Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

~~(k)~~ (k)               one or more judgments for the payment of money (to the extent not paid or covered by insurance provided by a carrier that has acknowledged its obligation to pay such claim in writing and that has a credit rating of at least “A” by A.M. Best Company, Inc.) in an aggregate amount in excess of $50,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

~~(l)~~ (l)                       an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $50,000,000 for all periods;

~~(m)~~ (m)       any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a fair value in excess of $5,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement;

~~(n)~~ (n)               any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any party thereto;

~~(o)~~ (o)               the Guarantees of the Obligations by Holdings and the Subsidiary Loan Parties pursuant to the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents) or shall be asserted by Holdings, the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations; or

~~(p)~~ (p)               a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02.                              Borrower’s Right to Cure.

(a)                                 Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the Financial Performance Covenant for any Fiscal Quarter, from the first day of such Fiscal Quarter until the date that is ten days subsequent to the date on which financial statements with respect to the fiscal period for such Financial Performance Covenant is being measured are required to be delivered pursuant to Section 5.01, Holdings shall have the right to issue Permitted Securities, the proceeds of which Holdings will contribute in cash to the Borrower as common equity (collectively, the “Cure Right”); provided that at the Borrower’s option, the Borrower may elect to exercise such Cure Right prior to the date of the delivery of the applicable financial statements if the Borrower reasonably determines that it will fail to comply with the requirements of the Financial Performance Covenant upon the delivery of such financial statements, and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)                                     Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenant at the end of the applicable Fiscal Quarter and applicable subsequent periods which include such Fiscal Quarter and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)                                  if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

(b)                                 Notwithstanding anything herein to the contrary, (a) in each four-Fiscal-Quarter period there shall be at least two Fiscal Quarters in which the Cure Right is not exercised and no more than five Cure Rights shall be exercised during the term of this Agreement, (b) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and (c) the Cure Amount shall be set forth in an Officer’s Certificate delivered to the Administrative Agent.

SECTION 7.03.                              Exclusion of Immaterial Subsidiaries.  Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Subsidiaries or 5% of the total revenues of the Borrower and the Subsidiaries as of such date; provided that if it is necessary to exclude more than one Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

ARTICLE VIII

The Agents

SECTION 8.01.                              The Agents.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  For purposes of this Article VIII, all references to the Administrative Agent shall be deemed to be references to both the Administrative Agent and the Collateral Agent.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) and Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent.  The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of each Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.  The Lenders identified in this Agreement as a Syndication Agent and a Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, no Syndication Agent nor any Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender.

Each Lender irrevocably agrees that the Administrative Agent may enter into the First Lien Intercreditor Agreement and the Second Lien Intercreditor agreement, without any further consent from any Secured Party, in connection with any incurrence by the Borrower of Permitted Debt Securities and bind the Secured Parties thereby.

ARTICLE IX

Miscellaneous

SECTION 9.01.                              Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to Select Medical Corporation, 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA  17055, Attention:  Michael E. Tarvin (Telecopy No. (717) 975-9981);

(ii)                                  if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Dawn Lee Lum (Telecopy No. (212) 270-2472), with a copy to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention:  John Ngo (Telecopy No. (713) 750- 2931);

(iii)                             if to the Issuing Bank, to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention:  John Ngo (Telecopy No. (713) 750- 2931);

(iv)                              if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention:  John Ngo (Telecopy No. (713) 750- 2931);

(v)                                 if to the Collateral Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention:  John Ngo (Telecopy No. (713) 750- 2931); and

(vi)                              if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent (and, in the case of the Administrative Agent, by written notice to the Borrower).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.                              Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Swingline Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Collateral Agent, the Swingline Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Except as provided in Section 2.20 with respect to an Additional Credit Extension Amendment (or to give effect to any restatement of this Agreement, the substantive terms of which are otherwise permitted hereby), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall

(i)                                     increase the Commitment of any Lender without the written consent of such Lender,

(ii)                                  reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii)                             postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Tranche B Term Loan under Section 2.10, the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv)                              change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby,

(v)                                 change any of the provisions of this Section 9.02 or the percentage set forth in the definition of “Required Lenders”, “Required Revolving Lenders,” “Required 2018 Extended Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable),

(vi)                              release Holdings or any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as provided in Section 9.15 or in the Collateral Agreement) or limit its liability in respect of such Guarantee, without the written consent of each Lender,

(vii)                           release all or substantially all the Collateral from the Liens of the Security Documents (except as provided in Section 9.15 or in the Collateral Agreement), without the written consent of each Lender,

(viii)                      change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, or

(ix)                              expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing or 2018 Extended Revolving Borrowing, including, without limitation, the related defined terms therein to the extent applicable to such section, without the written consent of the Required Revolving Lenders or Required 2018 Extended Revolving Lenders, as applicable, provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders or the 2018 Extended Revolving Lenders (but not the Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders or 2018 Extended Revolving Lenders)  or the Revolving Lenders (but not the 2018 Extended Revolving Lenders or Tranche B Lenders) or the 2018 Extended Revolving Lenders (but not the Revolving Lenders or the Tranche B Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time.  In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, any assignee that is acceptable to the Administrative Agent shall have the right, with the Administrative Agent’s consent, to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower’s request, sell and assign to such assignee, at no expense to such Non-Consenting Lender, all the Commitments, Tranche B Term Loans and Revolving Exposure or 2018 Extended Revolving Exposure of such Non-Consenting Lender for an amount equal to the principal balance of all Tranche B Term Loans and Revolving Loans or 2018 Extended Revolving Loans (and funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (including amounts under Sections 2.15, 2.16 and 2.17), such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender).

(c)                                  Notwithstanding the provisions of clause (b), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans, the Revolving Loans and the 2018 Extended Revolving Loans and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.  In addition, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Term Loans (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Tranche B Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Tranche B Term Loans in effect immediately prior to such refinancing.

(d)                                 Notwithstanding anything in this Section 9.02 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary (i) to integrate any Incremental Term Loans, any Incremental Revolving Commitments, any Extended Term Loans or any Extended Revolving Commitments or (ii) to cure any ambiguity, omission, defect or inconsistency and (b) without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any First Lien Intercreditor Agreement and/or Second Lien Intercreditor Agreement with the holders of Permitted Debt Securities (or any amendment or supplement thereto with respect to additional Permitted Debt Securities).

(e)                                  In the event that this Agreement is amended at any time on or prior to ~~the date that is two years after the Effective Date~~August 20, 2013 and such amendment to this Agreement reduces the Yield applicable to the Series B Tranche B Term Loans on the Series B Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender (whether or not such Lender consents to such amendment) a fee in an amount equal to 1.00% of such Lender’s Series B Tranche B Term Loans outstanding on the effective date of such amendment; provided that no such fee shall be payable if a prepayment fee is payable in accordance with Section 2.12(c) related to such amendment.  In the event that this Agreement is amended at any time on or prior to December 3, 2013 and such amendment to this Agreement reduces the Yield applicable to the Series C Tranche B Term Loans on the Restatement Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender (whether or not such Lender consents to such amendment) a fee in an amount equal to 1.00% of such Lender’s Series C Tranche B Term Loans outstanding on the effective date of such amendment; provided that no such fee shall be payable if a prepayment fee is payable in accordance with Section 2.12(c) related to such amendment.  Notwithstanding the provisions of Section 9.02, this Section 9.02(e) shall not be waived, amended or modified without the written consent of each Lender adversely affected thereby.

SECTION 9.03.                              Expenses; Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless, from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the ~~Transactions or any other~~ transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any Mortgaged Property or any other property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its Subsidiaries or their respective properties or operations, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, 2018 Extended Revolving Exposures, outstanding Tranche B Term Loans~~,~~ and unused Commitments at the time.

(d)                                 To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, ~~the Transactions,~~ any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section 9.03 shall be payable not later than three days after written demand therefor.

SECTION 9.04.                              Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(1)                                 the Borrower; provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee;

(2)                                 the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Tranche B Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(3)                                 the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Tranche B Term Loan.

~~(ii)~~                           (i)                                       Assignments shall be subject to the following conditions:

(1)                                 except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Tranche B Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(2)                                 each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(3)                                 the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(4)                                 the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For purposes of this Section 9.04(b):

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

~~(iii)~~                          (ii)                                  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

~~(iv)~~                         (iii)                                 The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

~~(v)~~                          (iv)                                Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.

~~(ii)~~                           (i)                                     Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person

(including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service (“IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS.  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary.

~~(iii)~~                          (ii)                                  Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

~~(iv)~~                          (iii)                               Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge, assignment or grant of a security interest, provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

~~(v)~~                           (iv)                              Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Section 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

SECTION 9.05.                              Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall have independent significance and be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.                              Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.                              Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.                              Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section 9.08.  The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.                              Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

(c)                                  Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.                              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.                              Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.                              Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)

any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower, provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section 9.12.  For the purposes of this Section 9.12, the term “Information” means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower, provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the ~~date hereof~~Original Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.                              Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.                              USA Patriot Act.  Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

SECTION 9.15.                              Release of Collateral.

(a)                                 Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of this Agreement, the security interest in such Collateral shall be automatically released.

(b)                                 Upon the addition of a Succeeding Holdings and satisfaction by such Succeeding Holdings of the Collateral and Guarantee Requirement, the prior Holdings shall be automatically released from all of its obligations under the Security Documents.

SECTION 9.16.                              No Fiduciary Duty.  In connection with all aspects of each transaction contemplated by this Agreement, the Borrower acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that (i) each transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (ii) in connection with each such transaction and the process leading thereto, the Administrative Agent and the Lenders will act solely as principals and not as agents or fiduciaries of the Loan Parties or any of their stockholders, affiliates, creditors, employees or any other party, (iii) neither the Administrative Agent nor any Lender will assume an advisory or fiduciary responsibility in favor of the Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising any Loan Party on other matters) and neither the Administrative Agent nor any Lender will have any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated in this Agreement except the obligations expressly set forth herein, (iv) the Administrative Agent and each Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their affiliates, and (v) neither the Administrative Agent nor any Lender has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Loan Parties have consulted and will consult their own legal, accounting, regulatory, and tax advisors to the extent it deems appropriate.  The matters set forth in this Agreement and the other Loan Documents reflect an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand.  The Borrower agrees that the Loan Parties shall not assert any claims that any Loan Party may have against the Administrative Agent or any Lender based on any breach or alleged breach of fiduciary duty.

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~SELECT MEDICAL CORPORATION,~~
~~as the Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~SELECT MEDICAL HOLDINGS CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., individually and as~~
~~Administrative Agent and Collateral Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A.,~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~J.P. MORGAN SECURITIES LLC,~~
~~as Joint Lead Arranger and Joint Bookrunner~~

~~By~~
~~Name:~~
~~Title:~~

~~GOLDMAN SACHS BANK USA,~~
~~as Lender and Co-Syndication Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~GOLDMAN SACHS LENDING PARTNERS LLC,~~
~~as Joint Bookrunner and Joint Lead Arranger~~

~~By:~~
~~Name:~~
~~Title:~~

~~BANK OF AMERICA, N.A.,~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~
~~as Co-Syndication Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~
~~as Joint Lead Arranger and Joint Bookrunner~~

~~By:~~
~~Name:~~
~~Title:~~

~~MORGAN STANLEY SENIOR FUNDING, INC.,~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~MORGAN STANLEY SENIOR FUNDING, INC.,~~
~~as Co-Documentation Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~MORGAN STANLEY SENIOR FUNDING, INC.,~~
~~as Joint Bookrunner and Joint Lead Arranger~~

~~By:~~
~~Name:~~
~~Title:~~

~~MORGAN STANLEY BANK, N.A.~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~PNC BANK, NATIONAL ASSOCIATION~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~ROYAL BANK OF CANADA,~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~RBC CAPITAL MARKETS, LLC,~~
~~as Joint Bookrunner and Joint Lead Arranger~~

~~By:~~
~~Name:~~
~~Title:~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION,~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION,~~
~~as Co-Documentation Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~WELLS FARGO SECURITIES, LLC,~~
~~as Joint Bookrunner and Joint Lead Arranger~~

~~By:~~
~~Name:~~
~~Title:~~